                                                                       EXHIBIT 2

                                                                  EXECUTION COPY












                          AGREEMENT AND PLAN OF MERGER



                                     BETWEEN



                               BOSS INVESTMENT LLC


                                       and


                        BUILDING ONE SERVICES CORPORATION

















                          Dated as of December 23, 1998

                                TABLE OF CONTENTS


ARTICLE I THE MERGER......................................................................................................2

   1.1    The Merger......................................................................................................2
   1.2    Consummation of the Merger......................................................................................2
   1.3    Effects of the Merger...........................................................................................2
   1.4    Certificate of Incorporation and Bylaws.........................................................................2
   1.5    Directors and Officers..........................................................................................3
   1.6    Company Actions.................................................................................................3
   1.7    Stockholders' Meeting...........................................................................................3

ARTICLE II EFFECTS OF THE MERGER..........................................................................................4

   2.1    Retained Share Elections........................................................................................4
   2.2    Conversion of Shares............................................................................................5
   2.3    Proration.......................................................................................................6
   2.4    Conversion of Capital Stock of Newco............................................................................7
   2.5    Exchange of Certificates........................................................................................7
   2.6    Warrants and Company Stock Options..............................................................................9
   2.7    FBR.............................................................................................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................................9

   3.1    Organization....................................................................................................9
   3.2    Capitalization.................................................................................................10
   3.3    Subsidiaries...................................................................................................11
   3.4    Authority......................................................................................................11
   3.5    Consents and Approvals; No Violations..........................................................................12
   3.6    SEC Documents; Financial Statements; Other Financial Information...............................................12
   3.7    Company Acquisitions...........................................................................................13
   3.8    Information Supplied...........................................................................................13
   3.9    Absence of Certain Changes or Events...........................................................................14
   3.10   Litigation.....................................................................................................14
   3.11   Contracts......................................................................................................15
   3.12   Compliance with Laws...........................................................................................15
   3.13   Environmental Matters..........................................................................................16
   3.14   Absence of Changes in Benefit Plans; Labor Relations...........................................................17
   3.15   Employment Matters; Affiliate Transactions.....................................................................18
   3.16   ERISA Compliance...............................................................................................18
   3.17   Taxes..........................................................................................................20
   3.18   Title to Properties; Condition of Assets.......................................................................21
   3.19   Intellectual Property..........................................................................................21
   3.20   Non-Compete....................................................................................................22
   3.21   Voting Requirements............................................................................................22
   3.22   State Takeover Statutes........................................................................................22
   3.23   Brokers........................................................................................................22
   3.24   Opinion of Financial Advisor...................................................................................23
   3.25   Government Contracts...........................................................................................23
   3.26   Insurance......................................................................................................23

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF INVESTOR AND NEWCO..........................................................23

   4.1    Organization...................................................................................................24
   4.2    Authority......................................................................................................24
   4.3    Consents and Approvals; No Violations..........................................................................24
   4.4    Information Supplied...........................................................................................25
   4.5    Capitalization of Newco; Ownership of Company Common Stock.....................................................25

   4.6    Financing......................................................................................................26
   4.7    Brokers........................................................................................................26

ARTICLE V COVENANTS......................................................................................................26

   5.1    Conduct of Business............................................................................................26
   5.2    No Solicitation................................................................................................28
   5.3    Certain Tax Matters............................................................................................29
   5.4    Other Actions..................................................................................................30
   5.5    Advice of Changes; Filings.....................................................................................30
   5.6    Financial Information..........................................................................................30
   5.7    Financing......................................................................................................30
   5.8    Management and Employee Stockholders...........................................................................31
   5.9    Update to Schedules............................................................................................31

ARTICLE VI ADDITIONAL AGREEMENTS.........................................................................................31

   6.1    Preparation of Proxy Statement/Prospectus; Schedule 13E-3......................................................31
   6.2    Access to Information; Confidentiality.........................................................................32
   6.3    Reasonable Efforts; Notification...............................................................................32
   6.4    Fees and Expenses..............................................................................................33
   6.5    Director and Officer Liability.................................................................................35
   6.6    NASDAQ Listing.................................................................................................36
   6.7    Public Announcements...........................................................................................36
   6.8    Stop Transfer..................................................................................................36
   6.9    Further Assurances.............................................................................................36

ARTICLE VII CONDITIONS...................................................................................................37

   7.1    Conditions to Each Party's Obligation to Effect the Merger.....................................................37
   7.2    Conditions to the Company's Obligation To Effect the Merger....................................................38
   7.3    Conditions to the Investor's and Newco's Obligations to Effect the Merger......................................38

ARTICLE VIII TERMINATION AND AMENDMENT...................................................................................39

   8.1    Termination....................................................................................................39
   8.2    Effect of Termination..........................................................................................41

ARTICLE IX MISCELLANEOUS.................................................................................................41

   9.1    Amendment......................................................................................................41
   9.2    Extension; Waiver..............................................................................................42
   9.3    Nonsurvival of Representations, Warranties and Agreements......................................................42
   9.4    Notices........................................................................................................42
   9.5    Interpretation.................................................................................................43
   9.6    Entire Agreement; Third Party Beneficiaries....................................................................44
   9.7    Governing Law..................................................................................................44
   9.8    Counterparts...................................................................................................44
   9.9    Assignment.....................................................................................................44
   9.10   Enforcement....................................................................................................45

                               List of Schedules
                               -----------------


Schedule 3.2(b):  Company Stock Options and Warrants
Schedule 3.2(c):  Employee Ownership of Capital Stock
Schedule 3.3(a):  Subsidiaries
Schedule 3.3(b):  Stock Ownership of Subsidiaries
Schedule 3.3(c):  Letters of Intent
Schedule 3.3(d):  Investments
Schedule 3.5(b):  Governmental Consents
Schedule 3.5(d):  Third Party Consents
Schedule 3.5(f):  Loss of Permits
Schedule 3.6:     Undisclosed Liabilities
Schedule 3.7:     Company Acquisitions
Schedule 3.9:     Absence of Certain Changes or Events
Schedule 3.10:    Litigation
Schedule 3.11(a): Material Contracts
Schedule 3.12:    Compliance with Laws
Schedule 3.13(a): Compliance with Environmental Laws
Schedule 3.13(b): Release of Hazardous Materials
Schedule 3.13(c): Environmental Litigation
Schedule 3.13(d): Assumption of Environmental Liabilities
Schedule 3.13(e): Storage Tanks
Schedule 3.14(a): Absence of Changes in Benefit Plans and Labor Relations
Schedule 3.14(b): Employment Agreements
Schedule 3.14(c): Payments to Employees as a Result of the Merger
Schedule 3.14(d): Collective Bargaining Agreements
Schedule 3.14(e): Labor Unionizing Activity
Schedule 3.15(a): List of Directors, Officers and Key Employees
Schedule 3.15(b): Affiliate Transactions
Schedule 3.15(c): Related Party Agreements
Schedule 3.15(d): Affiliate Ownership of Business Assets
Schedule 3.16(e): Welfare Benefit Plans
Schedule 3.16(f): Post-Retirement Medical and Life Insurance Benefits Coverage
Schedule 3.16(g): Acceleration of Benefits as a Result of the Merger
Schedule 3.17(a): Audits of Tax Returns
Schedule 3.17(b): Net Operating Loss Carryovers
Schedule 3.17(c): Excess Parachute Payments
Schedule 3.17(d): Right to Receive Parachute Gross-Up Payments
Schedule 3.18(a): Owned Real Property
Schedule 3.18(b): Leased Real Property
Schedule 3.18(d): Title to Real Property;  Leins on Real Property
Schedule 3.20:    Non-Competition Agreements
Schedule 3.25:    Government Contracts
Schedule 3.26:    Insurance
Schedule 5.1(d):  Pending Acquisitions

Schedule 5.1(k):  Certain Matters with Respect to Options and Bonuses
Schedule 5.8:     Parties to Stockholders Agreement

                               List of Exhibits
                               ----------------


Exhibit 1.4(a):            Preferred Stock Term Sheet
Exhibit 5.8:               Form of Stockholders Agreement
Exhibit 7.3(a):            Form of Opinion of Morgan, Lewis & Bockius

                            Index of Defined Terms
                            ----------------------


Defined Term                                                                                                 Section
------------                                                                                                 -------
Acquisition Agreement........................................................................................5.2(b)

Acquisition Proposals........................................................................................5.2(a)

Actual Retained Share Number.................................................................................2.3(a)

Agreement.....................................................................................................Intro

Alternative Transaction......................................................................................5.2(a)

By-laws......................................................................................................1.4(b)

Benefit Plans...............................................................................................3.16(a)

Cash Merger Price........................................................................................2.2(c)(ii)

Certificate of Incorporation.................................................................................1.4(a)

Closing.........................................................................................................1.2

Code........................................................................................................3.16(a)

Commonly Controlled Entity..................................................................................3.16(a)

Company.......................................................................................................Intro

Company Acquisitions............................................................................................3.7

Company Stock Options........................................................................................3.2(a)

Company Stockholders Approval...................................................................................3.4

Contracts...................................................................................................3.11(a)

DGCL..........................................................................................................Intro

Dissenting Shares............................................................................................2.2(b)

Effective Time..................................................................................................1.2

Elected Cash Share...........................................................................................2.1(d)

Elected Retained Share.......................................................................................2.1(d)

Elected Retained Share Number................................................................................2.3(b)

Election Date................................................................................................2.1(a)

Election Form................................................................................................2.1(a)

Environmental Laws..........................................................................................3.13(a)

Equity Investment Amount.....................................................................................2.4(b)

Exchange Fund................................................................................................2.5(f)

Excluded Shares..............................................................................................2.2(a)

Expense Reimbursement Event..................................................................................6.4(h)

Financial Advisor...............................................................................................1.6

Financing Letters...............................................................................................5.7

Formation.......................................................................................................4.1

GAAP.........................................................................................................3.6(a)

Governmental Entity.............................................................................................3.5

Hazardous Materials.........................................................................................3.13(b)

HSR Act.........................................................................................................3.5

Intellectual Property Right.................................................................................3.19(a)

Investor's Expenses..........................................................................................6.4(f)

Laws...........................................................................................................3.12

Leased Property.............................................................................................3.18(b)

Leins........................................................................................................3.3(b)

knowledge.......................................................................................................9.5

key employee................................................................................................3.15(a)

material adverse change.........................................................................................9.5

Material Adverse Effect.........................................................................................9.5

Material Contracts..........................................................................................3.11(a)

Merger........................................................................................................Intro

NASDAQ..........................................................................................................6.6

New Preferred Stock..........................................................................................1.4(a)

Newco...........................................................................................................1.1

Notice of Guaranteed Delivery................................................................................2.1(b)

NOL Carryforwards...........................................................................................3.17(b)

Non-Elected Cash Share.......................................................................................2.3(b)

Non-Elected Retained Share...................................................................................2.3(c)

Outside Date.................................................................................................8.1(b)

Owned Property..............................................................................................3.18(a)

Parachute Gross-Up Payment..................................................................................3.17(c)

Paying Agent.................................................................................................1.7(b)

Payment Event................................................................................................6.4(g)

PCBs........................................................................................................3.13(b)

Pension Plans...............................................................................................3.16(b)

Permits........................................................................................................3.12

Post-Signing Returns............................................................................................5.3

Proceeding.....................................................................................................3.10

Proxy Statement/Prospectus...................................................................................1.7(a)

Release.....................................................................................................3.13(a)

Retained Share............................................................................................2.2(c)(i)

Schedule 13E-3...............................................................................................6.1(b)

Shares........................................................................................................Intro

Securities Act..................................................................................................3.5

SEC..........................................................................................................1.7(a)

SEC Documents................................................................................................3.6(a)

Special Committee...............................................................................................1.6

Special Meeting..............................................................................................1.7(a)

Stockholder Agreement.........................................................................................Intro

Subject Litigation...........................................................................................6.5(b)

Subsidiaries.................................................................................................3.3(a)

Surviving Corporation...........................................................................................1.1

SRLY........................................................................................................3.17(b)

taxes.......................................................................................................3.17(b)

Termination Fee..............................................................................................6.4(e)

Termination Right Expiration Date............................................................................8.1(j)

Third Party..................................................................................................5.2(a)

Warrants.....................................................................................................3.2(a)

                                      AGREEMENT AND PLAN OF MERGER (this
                              "Agreement"), dated as of December 23, 1998,
                              ----------
                              between BOSS INVESTMENT LLC, a limited liability company (the "Investor"), and BUILDING ONE
                                            --------
                              SERVICES CORPORATION, a Delaware corporation (the "Company").
                               -------

          WHEREAS, the Board of Directors of the Company has determined that it is fair and in the best interests of its stockholders for a Delaware corporation to be formed, and wholly-owned, by the Investor, to merge with and into the Company (the "Merger") pursuant to Section 251 of the Delaware General
              ------
Corporation Law ("DGCL") upon the terms and subject to the conditions set forth
                  ----
herein;

          WHEREAS, the Board of Directors of the Company has adopted resolutions approving and declaring advisable the Merger, this Agreement and the transactions to which the Company is a party contemplated hereby, and has agreed, upon the terms and subject to the conditions set forth herein, to recommend that the Company's stockholders approve the Merger and this Agreement;

          WHEREAS, the parties have agreed (subject to the terms and conditions of this Agreement) to effect the Merger as soon as practicable following the approval by the stockholders of the Company, as more fully described herein;

          WHEREAS, it is intended that the Merger be treated as a recapitalization of the Company for financial reporting purposes;

          WHEREAS, as soon as practicable following the execution of this Agreement and as an inducement to the Investor to enter into this Agreement, the Investor and certain stockholders of the Company are entering into a Stockholder Agreement (the "Stockholder Agreement") pursuant to which such stockholders
                ---------------------
have, among other things, granted to the Investor an irrevocable proxy to vote his or its shares of common stock, par value $.001, of the Company ("Shares") in
                                                                     ------
favor of the Merger and all other actions necessary to consummate the Merger, upon the terms and subject to the conditions set forth in the Stockholder Agreement; and

          WHEREAS, the Investor and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Investor and the Company hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

1.1  THE MERGER.

     Prior to the Effective Time (as defined below), the Investor shall form a new corporation to be called Boss Acquisition Corp. ("Newco") in accordance with
                                                      -----
the relevant provisions of the DGCL. After the formation of Newco, Investor shall (a) cause Newco to execute and deliver a joinder agreement pursuant to which it will become a party to this Agreement and (b) execute and deliver a formal written consent under Section 228 of Delaware Law as the sole stockholder of Newco, approving the execution, delivery and performance of this Agreement by Newco. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, Newco shall be merged with and into the Company as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII. The Company shall be
                                            -----------
the surviving corporation in the Merger (the "Surviving Corporation") and shall
                                              ---------------------
continue its existence under the laws of Delaware. From and after the Effective Time, the separate corporate existence of Newco shall cease.

1.2  CONSUMMATION OF THE MERGER.

     Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a duly executed certificate of merger, as required by the DGCL, and shall take all such other and further actions as may be required by law to make the Merger effective as promptly as practicable. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the offices of
                                    -------
O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, 24th Floor, New York, New York (or such other place as the parties may agree) for the purpose of confirming all the foregoing. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."
                                                      --------------

1.3  EFFECTS OF THE MERGER.

     The Merger shall have the effects set forth in the applicable provisions of the DGCL and set forth herein.

1.4  CERTIFICATE OF INCORPORATION AND BYLAWS.

        (a) The Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation; provided that by and in the
                                                 -------- ----
     Merger, the Restated Certificate of Incorporation shall be amended (i) to prohibit holders of Shares from taking action by written consent of less than all of the holders of the class or classes of capital stock entitled to vote thereon and (ii) to authorize 11,000,000 shares of series preferred stock, of which 6,000,000 shares shall be designated as a new series of Convertible Preferred Stock of the Company containing the relative rights, terms, limitations and preferences set forth in EXHIBIT 1.4(A) (the "New
                                                     --------------       ---
     Preferred Stock")) (as amended, the "Certificate of Incorporation").  The
     ---------------                      ----------------------------
     amendments to the certificate of incorporation shall be in form reasonably satisfactory to the Investor. The Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        (b)  The by-laws of Newco (the "By-laws") as in effect immediately
                                        -------
prior to the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

1.5  DIRECTORS AND OFFICERS.

     The directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified; provided that
                                                                  -------- ----
as part of the Merger, the size of the board of directors shall be automatically increased to the size set forth in EXHIBIT 1.4(A) and the persons elected by the
                                   --------------
Investor in accordance with the terms of the New Preferred Stock shall automatically become directors of the Company.

1.6  COMPANY ACTIONS.

     The Company hereby represents and warrants that (a) at meetings duly called and held, its Board of Directors and a special committee consisting of disinterested directors (the "Special Committee")), has (i) determined that the
                              -----------------
Merger (upon the terms and subject to the conditions of this Agreement) is fair to and in the best interests of the stockholders of the Company, (ii) approved and declared advisable this Agreement and the Merger, (iii) determined to recommend (subject to Section 5.2 of this Agreement) approval of the Merger and
                      -----------
this Agreement by the stockholders of the Company, (iv) taken all necessary steps to render the restrictions of Section 203 of the DGCL inapplicable to the Merger and the transactions contemplated by this Agreement (including the execution, delivery and performance of the Stockholder Agreement by the stockholders of the Company), (v) resolved to elect not to be subject, to the extent permitted by Law, to any state takeover law other than Section 203 of the DGCL that may purport to be applicable to the Merger, or the transactions contemplated by this Agreement and (vi) determined not to accelerate the vesting of any Company Stock Options or Warrants except as permitted by Section 5.1(k)
                                                                --------------
and (b) Friedman, Billings, Ramsey & Co., Inc. (the "Financial Advisor") has
                                                     -----------------
advised the Special Committee and the Company's Board of Directors that, in its opinion, the consideration to be received and retained by the Company's stockholders (other than the Investor and its Affiliates) in the Merger is fair, from a financial point of view, to such stockholders.

1.7  STOCKHOLDERS' MEETING.

        (a) The Company, acting through its Board of Directors, shall, in accordance with applicable Law, duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its stockholders as soon as is
                      ---------------
reasonably practicable for the purpose of obtaining the approval of this Agreement and the Merger, include in the registration statement on Form S-4 that includes a proxy statement relating to any required approval by or meeting of the Company's stockholders with respect to this Agreement and the Merger, including the amendment to the Restated Certificate of Incorporation of the Company (the "Proxy Statement/Prospectus") for use in connection with the
              --------------------------
Special Meeting and, subject to Section 5.2, the recommendation of the
                                -----------

Company's Board of Directors that stockholders of the Company vote in favor of the adoption of this Agreement and approval of the Merger. The Company agrees to use commercially reasonable efforts to cause the Special Meeting to occur as soon as possible under applicable law and the Company's Bylaws after the Company has responded to all comments from the Securities and Exchange Commission (the "SEC") with respect to the preliminary Proxy Statement/Prospectus as provided
 ---
in Section 6.1.
   -----------

        (b) Prior to the mailing of the Proxy Statement/Prospectus, the Company shall appoint an independent bank or trust company to act as paying agent (the "Paying Agent"), which Paying Agent shall be reasonably
 ------------
satisfactory to the Investor, for the payment of the cash portion of the Merger Consideration.

                                  ARTICLE II

                             EFFECTS OF THE MERGER

2.1 RETAINED SHARE ELECTIONS.

        (a) Each person who is a record holder of Shares as of 11:59 p.m., New York City time, on the business day immediately preceding the date of the Special Meeting or the date of any meeting of stockholders held pursuant to any adjournment of the Special Meeting (the "Election Date") will be entitled, with
                                         -------------
respect to all or any portion of his or its Shares, to make an election to retain Shares as set forth in, and subject to the provisions of this Section
                                                                     -------
2.1.
---

        (b) The Company shall prepare and mail a form of election, which form shall be subject to the approval of the Investor which shall not be unreasonably withheld (the "Election Form"), with the Proxy
               -------------
Statement/Prospectus to the record holders of Shares as of the record date for the Special Meeting, which Election Form shall be used by each record holder of Shares who wishes to elect to retain Shares in lieu of such Shares being converted into the right to receive the Cash Merger Price (as defined below) for each such Share. Notwithstanding anything to the contrary contained in this Agreement, any such election shall be subject to proration as set forth below. The Company will use commercially reasonable efforts to make the Election Form and the Proxy Statement/Prospectus available to all persons who become holders of Shares during the period between such record date and the Election Date. Any such holder's election to retain Shares shall have been validly made only if the Paying Agent shall have received at its designated office, on or prior to the Election Date, an Election Form properly completed and signed in accordance with such rules as the Paying Agent may establish pursuant to Section 2.1(e), and
                                                         --------------
accompanied by either (i) certificates for the Shares to which such Election Form relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company or (ii) an appropriate guarantee of delivery of such certificates as set forth in such Election Form from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States (a "Notice of
                                                                   ---------
Guaranteed Delivery"). Notwithstanding anything to the contrary contained
-------------------
herein, any Election Form accompanied by a Notice of Guaranteed Delivery shall be deemed not validly made if the certificate or certificates are in fact delivered to the Paying Agent after three (3) Nasdaq Stock Market trading days after the date of execution of such guarantee of delivery.

        (c) Any Election Form may be revoked only by the stockholder submitting such Election Form if a written notice of revocation is received by the Paying Agent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Election Forms shall be revoked automatically if this Agreement is terminated pursuant to Section 8.1. If an Election Form is revoked, the
                       -----------
certificate or certificates (or guarantees of delivery, as appropriate) for the Shares to which such Election Form relates shall be returned by the Paying Agent to the stockholder submitting the same to the Paying Agent.

        (d)  For purposes of this Agreement, (i) "Elected Retained Share" shall
                                                  ----------------------
mean a Share in respect of which an election to retain such Share is validly made and not validly revoked prior to the Election Date and (ii) "Elected Cash
                                                                  ------------
Share" shall mean a Share in respect of which either an election to retain
-----
such Share is not validly made prior to the Election Date or an election to retain such Share is validly revoked prior to the Election Date.

        (e) The Paying Agent may, with the mutual agreement of Newco and the Company, make such rules as are consistent with this Section 2.1 for the
                                                     -----------
implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

        (f) The Paying Agent shall determine (i) whether or not elections to retain Shares have been validly made or validly revoked pursuant to this Section
                                                                         -------
2.1 and (ii) when elections and revocations have been received by it. If the
---
Paying Agent determines that any election to retain Shares was not validly made, such Shares shall be converted in the Merger into the right to receive the Cash Merger Price (as defined below). The Paying Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.3.
                                                                    -----------
All determinations and calculations by the Paying Agent shall be conclusive and binding on the holders of Shares.

2.2 CONVERSION OF SHARES.

        (a)  All Shares held in the treasury of the Company (the "Excluded
                                                                  --------
Shares") shall be canceled and shall cease to exist as of the Effective Time,
------
without any consideration being payable therefore.

        (b) Notwithstanding anything in this Agreement to the contrary, Shares which would otherwise constitute Elected Cash Shares or Non-Elected Cash Shares hereunder, which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the
      -----------------
right to receive the Cash Merger Price (as defined below), but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with the DGCL, unless and until such holders shall have effectively withdrawn or lost their rights to appraisal under the DGCL. If any such holder shall have effectively withdrawn or lost such right, such holder's Shares shall be converted into the right to receive the Cash Merger Price (as defined below). The Company shall give prompt notice to the Investor of any demands received by the Company for appraisal of Shares, and the Investor shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Investor, make any payment with respect to, or settle or offer to settle, any such demands.

        (c) By virtue of the Merger, each Share issued and outstanding immediately prior to the Effective Time, other than Excluded Shares and Dissenting Shares, shall be retained or converted into the right to receive cash as follows:

                (i) Each Share that is an Elected Retained Share and each Share that is a Non-Elected Retained Share (as defined in Section 2.3(c)) (in
                                                         --------------
     either case, a "Retained Share") shall be retained by the holder thereof
                     --------------
     following the Effective Time, shall remain outstanding and shall represent one share of Common Stock, par value $.001 per share, of the Surviving Corporation; and

                (ii) Each Share that is an Elected Cash Share and each Share that is a Non-Elected Cash Share (as defined in Section 2.3(b)) shall be
                                                     --------------
     converted into the right to receive from the Surviving Corporation $25 in cash (the "Cash Merger Price").
                -----------------

2.3  PRORATION.

        (a) Notwithstanding anything in this Agreement to the contrary, the aggregate number of Retained Shares (the "Actual Retained Share Number") shall
                                          ----------------------------
be equal to 10,578,000 Shares.

        (b) If the aggregate number of Shares constituting Elected Retained Shares (the "Elected Retained Share Number") exceeds the Actual Retained Share
             -----------------------------
Number, then the number of Shares which shall be Retained Shares pursuant to
Section 2.2(c)(i) shall be reduced by such excess number of Shares (each such
-----------------
Share included among such excess, a "Non-Elected Cash Share"). In such event,
                                     ----------------------
each holder of Elected Retained Shares shall be allocated Non-Elected Cash Shares in lieu of Retained Shares such that (after giving effect to Section
                                                                    -------
2.5(e)) each such holder shall be deemed to hold Non-Elected Cash Shares in an
------
amount equal to (i) the total number of Elected Retained Shares held by such holderless (ii) the product of (A) a fraction, the numerator of which is the
      ----Actual Retained Share Number, and the denominator of which is the Elected Retained Share Number, multiplied by (B) the total number of Elected Retained Shares held by such holder.

        (c) If the Actual Retained Share Number is greater than the Elected Retained Share Number, then the aggregate number of Shares which shall be converted into the right to receive cash pursuant to Section 2.2(c)(ii) shall be
                                                     ------------------
decreased by a number of Shares equal to the excess of the Actual Retained Share Number over the Elected Retained Share Number (each Share included among such excess, a "Non-Elected Retained Share"). In such event, each holder of Elected
           --------------------------
Cash Shares shall be allocated a portion of the Non-Elected Retained Shares in lieu of Elected Cash Shares (after giving effect to Section 2.5(e)) equal to (i)
                                                    --------------
the number of Elected Cash Shares held by such holder, multiplied by (ii) a fraction, the numerator of which is the number of Non-Elected Retained Shares and the denominator of which is the aggregate number of Elected Cash Shares held by all holders.

2.4  CONVERSION OF CAPITAL STOCK OF NEWCO.

        (a) Each share of common stock, par value $.01, of Newco, issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into and become at the Effective Time one share of common stock, par value $.001, of the Surviving Corporation.

        (b) The shares of preferred stock of Newco issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into and become at the Effective Time shares of New Preferred Stock of the Surviving Corporation having an initial liquidation preference equal to $200 million (the "Equity
                                                                     ------
Investment Amount").
-----------------

2.5  EXCHANGE OF CERTIFICATES.

        (a) As soon as reasonably practicable as of or after the Effective Time of the Merger, the Surviving Corporation shall deposit with the Paying Agent, for payment in accordance with this Article II, the funds necessary to pay the
                                    ----------
product of (i) the number Shares outstanding immediately prior to the Effective Time less the Actual Retained Share Number multiplied by (ii) the Cash Merger Price.

        (b) As soon as practicable after the Effective Time of the Merger, each holder of an outstanding certificate or certificates which prior thereto represented Shares, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, shall be entitled to a certificate or certificates representing the number of full Retained Shares of the Surviving Corporation, if any, to be retained by the holder thereof as Retained Shares pursuant to this Agreement and the amount of cash, if any, into which the number of Shares previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Shares which have been converted, in whole or in part, pursuant to this Agreement, into the right to receive cash, and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of such cash. If any certificate for Retained Shares is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Retained Shares in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.5(b), each certificate for Shares shall be
                     --------------
deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Cash Merger Price for each Share (other than any Retained Share) and a new certificate for each Retained Share.

        (c) No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any certificate for Shares not surrendered with respect to the Retained Shares represented thereby and no cash payment in lieu of fractional Shares shall be paid to any such holder pursuant to Section 2.5(e) until the surrender of such certificate in accordance with
   --------------
this Article II. Subject to applicable Law, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole Retained Shares issued in connection therewith, without interest (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional retained share to which such holder is entitled pursuant to Section
                                                                       -------
2.5(e) and the proportionate amount of dividends or other distributions with a
------
record date after the Effective Time of the Merger therefor paid with respect to such Retained Shares, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Retained Shares.

        (d) All cash paid upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.5(e)) shall be deemed to
                          --------------
have been paid in full satisfaction of all rights pertaining to the Shares exchanged for cash theretofore represented by such certificates.

        (e) Notwithstanding any other provision of this Agreement, each holder of Shares retained pursuant to the Merger who would otherwise have been entitled to retain a fraction of a Retained Share (after taking into account all Shares delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by the Cash Merger Price.

        (f)  Any cash deposited with the Paying Agent pursuant to this Section
                                                                       -------
2.5 (the "Exchange Fund") which remains undistributed to the holders of
---       -------------
the certificates representing Shares 180 days after the Effective Time of the Merger shall be delivered to the Surviving Corporation at such time and any holders of Shares prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general unsecured creditors thereof for payment of their claim for cash, if any.

        (g) None of Newco or the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public office pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to one year after the Effective Time of the Merger (or immediately prior to such earlier date on which any cash in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined below)), any such cash in respect of such certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (h) The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company.

        (i) The Surviving Corporation shall pay all charges and expenses of the Paying Agent.

2.6  WARRANTS AND COMPANY STOCK OPTIONS.

        (a)  Except as set forth in Section 2.6(b), Outstanding Warrants and
                                    --------------
Company Stock Options shall not be affected by the Merger and shall remain outstanding and exercisable for Shares in accordance with their terms, except that Company Stock Options and Warrants may be accelerated to the extent permitted by Section 5.1(k) hereof .
             --------------

        (b) Each holder of an outstanding Company Stock Option that is exercisable immediately prior to the Effective Time into Shares (including those Company Stock Options, the vesting of which has been accelerated pursuant to
Section 5.1(k)), may elect to have such Company Stock Option cancelled at the
--------------
Effective Time in exchange for an amount in cash, payable at the time of such cancellation, equal to the product of (i) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by (ii) the excess of the Cash Merger Price over the per Share exercise price of such Company Stock Option; provided, that,
                      --------
no such cash payment has been made. Such election shall be made by delivery of a written notice to the Company at least five business days prior to the Effective Time.

2.7  FBR.

     The Financial Advisor or its Affiliates shall be entitled to exercise any Warrants held by any of them in accordance with such Warrant's terms and, with respect to any Shares (including Shares issued upon exercise of any Warrant) can make an election to retain Shares or receive the Cash Merger Price in the Merger. FBR shall agree not to transfer any such Warrants prior to the mailing of the Proxy Statement/Prospectus to the Company's stockholders.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investor and, when formed in accordance with the terms of this Agreement, Newco, as follows (all schedule references in this Article III are to the schedules to the Disclosure Statement provided by the Company to the Investor as of the date hereof):

3.1  ORGANIZATION.

     The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization and has all requisite corporate power and authority to carry on its business as now being conducted. The Company and each Subsidiary is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had a Material Adverse Effect (as defined in Section 9.5 of
                                                              -----------
this Agreement) that has not been cured and reasonably would not be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the Merger. As soon as practicable after the date hereof, the Company will make available to the Investor complete and correct copies of its and each Subsidiary's Certificate of Incorporation and By-laws, as amended to the date supplied.

3.2  CAPITALIZATION.

        (a) The authorized capital stock of the Company consists of 250,000,000 Shares and 500,000 shares of Convertible Non-Voting Common Stock, par value $.001. At the close of business the business day immediately preceding the date hereof, (a) 45,232,292 Shares were issued and outstanding, (b) 2,990,000 Shares were held by the Company in its treasury, (c) no shares of Convertible Non-Voting Common Stock were outstanding, (d) 3,822,971 Shares were reserved for issuance upon exercise of outstanding options to purchase Shares ("Company Stock
                                                                   -------------
Options") and 360,984 Shares were reserved for issuance upon exercise of options
-------
to purchase Shares that the Company has agreed to grant but that have not been granted, (e) 3,080,000 Shares were issuable upon the exercise of outstanding warrants, rights or other options to purchase Shares ("Warrants") and (f)
                                                       --------
1,000,000 Shares are reserved for issuance pursuant to the Company's Employee Stock Purchase Plan. Except as set forth above, and except for Shares issued since the close of business on the business day immediately preceding the date hereof upon the exercise of any then outstanding Company Stock Option or any then outstanding Warrant, since such date no shares of capital stock or other voting securities of the Company were issued, reserved for issuance, issuable or outstanding. All outstanding Shares are, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

        (b)  SCHEDULE 3.2(B) sets forth a true, correct and complete list, with
             ---------------
respect o each Company Stock Option or Warrant, of (i) the holder thereof, (ii) the number of Shares issuable upon exercise of each such vested Company Stock Option or Warrant, (iii) the number of Shares issuable upon exercise of each such unvested Company Stock Option or Warrant, (iv) the date of grant, (v) the exercise price thereof and (vi) the vesting schedule.

        (c)  SCHEDULE 3.2(C) sets forth a true, correct and complete list of
             ---------------
all holders of the Company's capital stock as of the date hereof who are employed by the Company or any Subsidiary and own in excess of 50,000 Shares (assuming all Company Stock Options owned by such person have been exercised).

3.3  SUBSIDIARIES.

        (a)  The name and location of each of the subsidiaries (as defined in
Section 9.5 of this Agreement) of the Company (the "Subsidiaries") is set
----------                                          ------------
forth on SCHEDULE 3.3(A).
         ---------------

        (b)  Except as set forth on SCHEDULE 3.3(B), all of the outstanding
                                    ---------------
shares of capital stock of Subsidiaries are owned of record and beneficially by the Company, free and clear of all mortgages, liens, pledges, charges, encumbrances or other security interests (collectively, "Liens").
                                                         -----

        (c) All outstanding shares of capital stock of Subsidiaries are, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Subsidiaries may vote. There are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Subsidiary is a party or by which any of them is bound obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any Subsidiary or obligating the Company or any Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking other than pursuant to the non-binding letters of intent set forth in SCHEDULE 3.3(C) or pursuant to
                                               ---------------
arrangements described on SCHEDULE 3.7.  There are no
                          ------------
outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary.

        (d) Except for the Company's interest in the Subsidiaries or as set forth on SCHEDULE 3.3(D), neither the Company nor any Subsidiary owns directly
         --------------
or indirectly any interest or investment in the form of debt or equity in, and neither the Company nor any Subsidiary is subject to any obligation or requirement to provide for or to make any investment in, any person (in each case, other than non-recourse interests or investments in an amount not in excess of $500,000).

3.4  AUTHORITY.

     The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger and this Agreement, the approval of the Merger and the approval and adoption of this Agreement by the holders of a majority of the Shares outstanding as of the record date for the Special Meeting (the "Company Stockholder Approval")). The execution, delivery and performance
      ----------------------------
of this Agreement and the consummation by the Company of the Merger and of the other transactions to which the Company is a party contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company (and the Special Committee) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (in each case, other than, with respect to the Merger and this Agreement, the Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3.5  CONSENTS AND APPROVALS; NO VIOLATIONS.

     Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act of 1933 as amended (the "Securities Act"), the Exchange Act (including the filing
                      --------------
with the SEC of the Proxy Statement/Prospectus) and applicable foreign and state securities or blue sky laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), neither the execution, delivery or
                          -------
performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws or partnership agreement, as applicable, of the Company or any of its Subsidiaries,
(b) except as set forth on SCHEDULE 3.5(B) require any filing with, notice to,
                           ---------------
or Permit (as defined in Section 3.12), authorization, consent or approval of,
                         ------------
any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity"), (c) result
                                               -------------------
in the creation or imposition of any Liens upon the properties or assets of the Company or any Subsidiary, (d) except as set forth on SCHEDULE 3.5(D), result in
                                                      ---------------
a violation or breach of, require any notice to any party pursuant to, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or right of non-renewal or require any prepayment or offer to purchase any debt or give rise to the loss of a material benefit) under, any of the terms, conditions or provisions of any Material Contract (as defined in Section 3.11) to which the Company or any of its Subsidiaries is a party or by which the Company's or any of its Subsidiaries' properties or assets may be bound, (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or
(f) except as set forth on SCHEDULE 3.5(F) result in the loss, forfeiture,
                           ---------------
revocation, termination or diminution of any Permit.

3.6  SEC DOCUMENTS; FINANCIAL STATEMENTS; OTHER FINANCIAL INFORMATION.

   (a) The Company has filed with the SEC all reports, forms, schedules and statements and other documents required to be filed by it (the "SEC Documents").
                                                                --- ---------
As of their respective filing dates, (i) the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) as of its filing date, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents complied in all material respects, as of their respective filing dates, as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (x) as set forth on SCHEDULE 3.6, (y)
                                               ------------
as set forth in the most recently publicly available consolidated balance sheet included in the SEC Documents and (z) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of such balance sheet, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet or in the notes thereto.

3.7  COMPANY ACQUISITIONS.

     SCHEDULE 3.7 sets forth a true, correct and complete description of all the
     ------------
following information with respect to all pending and completed acquisitions by the Company or any Subsidiary (the "Company Acquisitions"):
                                    --------------------

        (a)  the name of the acquired Person,

        (b) in respect of the post-closing performance of the Person acquired, the potential maximum cash consideration that the Company or any Subsidiary may be required to pay, the potential maximum value of the Shares that the Company may be required to issue and the method for valuing such Shares and the timing, and the formula which will determine the amount, of any cash or stock consideration that could be payable in respect of the post-closing performance of the Person acquired,

        (c) a good faith estimate of any post-closing adjustments for each Company Acquisition, the cash portion thereof and the portion thereof payable in Shares and the method for valuing such Shares,

        (d) a schedule of the amount of cash held in escrow or otherwise securing the indemnification obligations to the Company or any Subsidiary in respect of such Company Acquisition or any holdback arrangement for Shares or cash in respect of any such indemnification obligation, and

        (e) a description of all indemnification claims submitted or proposed to be submitted by the Company or any Subsidiary in respect of each such Company Acquisition.

3.8  INFORMATION SUPPLIED.

     None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in any documents to be filed by the Company with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby (including, without limitation, the registration statement on Form S-4, the Proxy Statement/Prospectus and the Schedule 13E-3) will, on the date of its filing or, with respect to the Proxy Statement/Prospectus, as supplemented if necessary, on the date it is sent or given to stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that no representation or warranty is made by the Company
            -------- ----
with respect to statements made or incorporated by reference therein based on information supplied by the Investor or Newco specifically for inclusion or incorporation by reference therein. The registration statement on Form S-4, the Proxy Statement/Prospectus, the Schedule 13E-3 and any such other documents filed by the Company with the SEC or with any other Governmental Entity will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

3.9  ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Except as set forth on SCHEDULE 3.9, since the date of the most recent
                            ------------
financial statements included in the SEC Documents that have been publicly available prior to the date hereof, the Company and its Subsidiaries (only from the date such Subsidiary was acquired by the Company) have conducted their respective businesses only in the ordinary course consistent with prior practice, and there has not been (a) any material adverse change, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (c) any split, combination or reclassification of any of the capital stock of the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money, other than in the ordinary course of business and in amounts and on terms consistent with past practices; (e) (i) any granting by the Company or any Subsidiary to any officer of the Company of any material increase in compensation, (ii) any granting by the Company or any Subsidiary to any officer, director or consultant or an employee who earned more than $200,000 in the most recent fiscal year or is currently earning (on an annualized basis) more than $200,000 (in salary, bonus and other cash compensation), of any material increase in severance or termination pay or (iii) any entry by the Company or any Subsidiary into any written or oral employment agreement, or any severance or termination agreement or arrangement with any officer, director or consultant or an employee who earned more than $200,000 in the most recent fiscal year or is currently earning (on an annualized basis) more than $200,000 (in salary, bonus and other cash compensation), (f) any damage, destruction or loss to property, whether or not covered by insurance, that, individually or in the aggregate, has not been cured and may be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, (g) any material change in accounting methods, principles or practices by the Company or any Subsidiary other than those required by GAAP, (h) any delivery of a notice of non-renewal or any other failure to renew Contracts between the Company or any Subsidiary, on the one hand, and its customers, on the other hand, which are material, individually or in the aggregate or (i) any loss of any employee who earned more than $200,000 in the most recent fiscal year (in salary, bonus and other cash compensation).

3.10  LITIGATION.

     Except as disclosed on SCHEDULE 3.10, there is no material claim, suit,
                            -------------
action, proceeding or investigation (each, a "Proceeding") pending or, to the
                                              ----------
knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary.

3.11  CONTRACTS.

   (a)  SCHEDULE 3.11(A) sets forth a true, correct and complete list of
        ----------------
all loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other contract, agreement, commitment, instrument, Permit, concession, franchise or license ("Contracts") to which the Company or any
                                   ---------
Subsidiary is a party or by which any of their respective assets or properties are bound that (i) involves payment over the remaining term (without regard to any early termination or cancellation rights) of such Contract of more than $1,000,000 or requires the Company and/or its Subsidiaries, or any of their Affiliates, to provide goods or services with a value of more than such amount,
(ii) evidences or provides for any Indebtedness of the Company or any Subsidiary, or any of their Affiliates, in an amount in excess of $500,000, or any Encumbrance securing such Indebtedness, (iii) guarantees the performance, liabilities or obligations of any other Person except for those guarantees which are entered into in the ordinary course of business, (iv) restricts the Company or any Subsidiary, or any of their Affiliates, from engaging in any line of business, (v) provides for the payment of material commissions or fees in respect of the sale, distribution or marketing of products or services of the Company or any Subsidiary, or any of their Affiliates, (vi) are with any current officer, director, Affiliate or "associate" (as defined in Rule 12b-2 under the Exchange Act), (vii) relate to the ownership, leasing, licensing or use of real property or any material Intellectual Property Right, (viii) relate to any proposed Alternative Transaction as to which discussions have not been terminated prior to the date hereof, including all Contracts containing confidentiality, standstill, non-solicitation or similar provisions, (ix) are otherwise material to the business, financial condition or results of operations or prospects of the Company and its Subsidiaries, or any of their Affiliates, taken as a whole (collectively, "Material Contracts").
                                 -------------------

   (b) Neither the Company nor any Subsidiary, nor any of their Affiliates, is and, to the knowledge of the Company, no other party is in violation of or in default under (nor does there exist any condition affecting the Company or any Subsidiary, or to the knowledge of the Company, other parties to such Material Contracts which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for any such violations or defaults which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Material Contract constitutes a valid and binding obligation of the Company and/or Subsidiary, or any of their Affiliates, party thereto and, to the knowledge of the Company, each other party thereto, enforceable against such other party in accordance with its terms, except as enforceability may be limited by equitable principles of bankruptcy, fraudulent conveyance or insolvency laws affecting creditors' rights generally.

3.12 COMPLIANCE WITH LAWS.

     Neither the Company nor any Subsidiary is in violation of, and to the knowledge of the Company none is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, in each case, by any Governmental Entity, any applicable statute, law, rule, regulation, ordinance, Permit, consent, license, judgment, injunction, order or decree ("Laws"), except for violations that have not had, and would not reasonably be
  ----
expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on

SCHEDULE 3.12 or except as has not had, and would not reasonably be expected to
-------------
have, individually or in the aggregate, a Material Adverse Effect, (a) the Permits are valid and in full force and effect, (b) neither the Company nor any Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits and (c) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. "Permits" means
                                                               -------
any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries.

3.13  ENVIRONMENTAL MATTERS.

        (a)  Except as set forth in SCHEDULE 3.13(A), the Company and each
                                    ----------------
Subsidiary is in compliance with all applicable Environmental Laws (as defined below) except for non-compliances which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means any Law, and any common law,
                  ------------------
relating to: (i) Releases (as defined below) or threatened Releases of Hazardous Materials (as defined below) into the environment; (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials; or (iii) otherwise relating to pollution or protection of health or safety or the environment.

        (b)  Except as set forth in SCHEDULE 3.13(B), there has been no Release
                                    ----------------
or threatened Release of Hazardous Materials, in, on, under or affecting any property owned, leased, controlled or operated by the Company or any Subsidiary, except for releases which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term

"Release" has the meaning set forth in
 -------
42 U.S.C. (S) 9601(22).  The term "Hazardous Materials" means any pollutant,
                                   -------------------
contaminant, hazardous, radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (1) petroleum, crude oil and any fractions thereof,
(2) natural gas, synthetic gas and any mixtures thereof, (3) asbestos and/or asbestos-containing material, (4) radon and (5) polychlorinated biphenyls ("PCBs"), or materials or fluids containing PCBs.
  ----

        (c)  Except as set forth in SCHEDULE 3.13(C), there is no pending, or,
                                    ----------------
to the knowledge of the Company, threatened claim, action, demand, investigation or inquiry of or against the Company by any Governmental Entity or other person relating to any actual or potential violations or liability under of Environmental Law or any actual or potential obligation to investigate or remediate a Release or threatened Release of any Hazardous Materials except for Proceedings which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        (d) Except in connection with the Company Acquisitions (for which the Company is indemnified except as set forth in SCHEDULE 3.13(D)), neither
                                              ----------------
the Company nor any Subsidiary has assumed any liabilities or obligations arising under Environmental Laws in connection with properties or facilities previously owned, leased or operated by the Company or any Subsidiary or their predecessors.

        (e)  Except as set forth in SCHEDULE 3.13(E), to the knowledge of the
                                    ----------------
Company, there are no underground or aboveground storage tanks, incinerators or surface impoundments at, on or about, under or within any property, owned, leased, controlled or operated by the Company or any Subsidiary, and no such tanks, incinerators or impoundments have been removed from any such property.

        (f) Neither the Company nor any Subsidiary has used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Materials to any place or location, with respect to which it has incurred or, in the future, could reasonably be expected to incur, liability under CERCLA or any other Environmental Law which would reasonably be expected to have, individually, or in the aggregate, a Material Adverse Effect.

3.14 ABSENCE OF CHANGES IN BENEFIT PLANS; LABOR RELATIONS.

        (a)  Except as disclosed on SCHEDULE 3.14(A), since the date of the
                                    ----------------
most recent audited financial statements included in the SEC Documents (or in the case of a Subsidiary, if later, the date of its acquisition by the Company), there has not been any adoption or amendment by the Company or any Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan or arrangement providing benefits to any current or former employee, officer or director of the Company or any Subsidiary (for the avoidance of doubt, regular salary and/or wage increases and modifications to bonus, commission and other incentive compensation arrangements in case with respect to non-officer employees of the Company or any Subsidiary in the ordinary course of business and consistent with past practice are excluded from the foregoing).

        (b)  Except as set forth in SCHEDULE 3.14(B), there exist no employment,
                                    ----------------
consulting, severance, termination or indemnification agreements or arrangements between the Company and any current or former employee, officer or director of the Company which involve the payment on or after the date hereof of more than $200,000 per year.

        (c)  SCHEDULE 3.14(C) sets forth a true, correct and complete list of
             ----------------
all amounts payable or that will or may become payable to each director, officer or employee or former director, officer or employee of the Company or any Subsidiary pursuant to any employment, change-in-control, severance or termination agreement or arrangement as a result of the Merger.

        (d)  Except as set forth in SCHEDULE 3.14(D), there are no collective
                                    ----------------
bargaining or other labor union agreements to which the Company or any Subsidiary is a party or by which it is bound.

        (e)  Except as set forth on SCHEDULE 3.14(E), to the knowledge of the
                                    ----------------
Company, since February 1, 1997 (or in the case of a Subsidiary, if later, the date of its acquisition by the Company), neither the Company nor any Subsidiary has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

3.15 EMPLOYMENT MATTERS; AFFILIATE TRANSACTIONS.

        (a)  SCHEDULE 3.15(A) sets forth a true, correct and complete list of
             ----------------
all directors, officers and key employees of the Company and each Subsidiary as of the date hereof and the aggregate salary, bonus and other cash compensation paid to each such officer, director and employee of the Company or any Subsidiary in the most recently completed fiscal year and paid to each such person from the beginning of the current fiscal through the date hereof. For purposes hereof, "key employee" shall mean any person whose current salary is
                  ------------
at least $100,000 per annum.

        (b)  SCHEDULE 3.15(B) sets forth a true, correct and complete
             ----------------
description of all transactions between the Company or its Subsidiaries, on the one hand, and any of their respective Affiliates, directors, officers, employees, or consultants, on the other hand, in each case consummated at any time since February 1, 1997 or, in the case of a Subsidiary, since the date of its acquisition by the Company.

        (c)  Except as set forth on SCHEDULE 3.15(C), there are no agreements or
                                    ----------------
arrangements between the Company or its Subsidiaries, on the one hand, and any of their respective Affiliates, directors, officers, employees or consultants, on the other hand, with respect to any such transactions.

        (d)  Except as set forth on SCHEDULE 3.15(D) no Affiliate, director,
                                    ----------------
officer, employee or consultant of the Company owns any interest in any asset or property (real or personal, tangible or intangible), business or contract used or intended for use or otherwise relating to the business currently conducted or proposed to be conducted by the Company or any Subsidiary except for such assets or properties, the loss of which to the Company or its Subsidiaries would not be reasonably expected to have a Material Adverse Effect.

3.16 ERISA COMPLIANCE.

        (a) The Company and certain other persons or entities that, together with the Company, are treated as single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (the
                                                              ----
Company and each such other person or entity, a "Commonly Controlled Entity"),
                                                 --------------------------
maintain or contribute to "employee welfare benefit plans" (as defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and other benefit plans for the benefit of any
  -----
current or former employees, officers or directors of the Company or dependents of any such person (collectively, "Benefit Plans"). None of the following has
                                   -------------
occurred which has had, or reasonably would be expected to have a Material Adverse Effect: (A) any failure to administer any Benefit Plan in accordance with its terms (B) any failure by the Company or any Subsidiary or any Benefit Plan to comply, or any failure of any Benefit Plan to be operated and administered in accordance with the applicable provisions of ERISA and the Code,
(C) any "reportable event" or "prohibited transaction" (as such terms are defined in ERISA and the Code), (D) any termination of any Benefit Plan which results in a "reportable event," or (E) the consummation of the transactions entered into pursuant to this Agreement if such transactions result in a "reportable event."

        (b) None of the Company, any Subsidiary or any Commonly Controlled Entity has any "employee pension benefit plans" (as defined in Section 3(2) of ERISA) that are subject to Title IV of ERISA (sometimes referred to herein as "Pension Plans").
 --------------

        (c) There have been no violations of ERISA or the Code that could reasonably be expected to have a Material Adverse Effect with respect to the filing of applicable documents, notices or reports (including, without limitation, annual reports filed on IRS Form 5500) relating to any Benefit Plan maintained by the Company or any Commonly Controlled Entity with any Governmental Authority or the furnishing of such required documents to the participants or beneficiaries of such Benefit Plans.

        (d) Neither the Company nor any Commonly Controlled Entity has within the five year period immediately preceding the date hereof maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a) (3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

        (e) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in SCHEDULE 3.16(E), (i) no such Benefit Plan
                                     ----------------
is funded through a "welfare benefits fund", as such term is defined in Section 419 (e) of the Code, (ii) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000 (b)(1) of the Code, complies substantially with the applicable requirements of Section 4980B(f) of the Code and (iii) except as provided in writing in such plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without liability to the Company or any Subsidiary on or at any time after the Effective Time.

        (f)  Except as set forth in SCHEDULE 3.16(F), no Benefit Plan that is
                                    ----------------
a welfare benefit plan provides for post-retirement medical or life insurance benefits coverage to any current or former employee, officer, or director of the Company or any Subsidiary or any dependent of any such individual except as may be required under Section 4980B of the Code.

        (g)  Except as set forth on SCHEDULE 3.16(G), no employee or director
                                    ----------------
of the Company or any Subsidiary will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan in connection with the transactions contemplated by this Agreement.

        (h) All contributions due and payable in respect of any Benefit Plan have been made in full and proper form, or adequate accruals have been provided for in the financial statements for all other contributions or amounts in respect of the Benefit Plans, or, in the case of any contributory Benefit Plan, amounts have been contributed to such Benefit
Plan within the time prescribed by the Code, ERISA, or any regulations thereunder or interpretations thereof by the Internal Revenue Service or the Department of Labor.

        (i) As of the Closing Date, there are no actions, suits, disputes, arbitrations or claims pending (other than routine claims for benefits) or legal, administrative or other proceedings or governmental investigations pending or, to the knowledge of the Company and any Commonly Controlled Entity, threatened against any Benefit Plan or against the assets of any Benefit Plan which could reasonably be expected to have a Material Adverse Effect.

3.17 TAXES.

        (a) The Company and each Subsidiary has filed all tax returns and reports required to be filed by it (which returns are true and complete in all material respects) and has paid all taxes due and required to be paid by it. The most recent financial statements contained in the SEC Documents that are publicly available as of the date hereof reflect an adequate reserve for all taxes payable by the Company or any Subsidiary for all taxable periods and portions thereof through the date of such financial statements and there has been no tax liability incurred by the Company or any Subsidiary since such date other than in the ordinary course of business. No deficiencies for any taxes which remain outstanding have been proposed, asserted or assessed against the Company or any Subsidiary, and no requests for waivers of the time to assess any such taxes are pending. Except as disclosed in SCHEDULE 3.17(A), no income tax
                                               ----------------
return of the Company or any Subsidiary has been or is currently being examined by the United States Internal Revenue Service or any other Governmental Entity.

        (b)  SCHEDULE 3.17(B) sets forth the periods during which the Company's
             ----------------
and its Subsidiaries' Consolidated Federal net operating loss carryforwards (the "NOL Carryforwards") arose and the expiration dates of the NOL Carryforwards, identifies which portions thereof are currently limited under Section 382 of the Code or the "separate return limitation year" ("SRLY") rules of the consolidated
                                                ----
return regulations, and, in the case of NOL Carryforwards currently limited under Section 382 of the Code, the relevant Section 382 limitation (within the meaning of Section 382(b) (1) of the Code). As used in this Agreement, "taxes"
                                                                        -----
shall mean all Federal, state, local and foreign income, property, sales, payroll, employment, excise, withholding and other taxes, tariffs or other governmental charges in the nature of a tax as well as any interest, penalties and additions to tax.

        (c)  Except as set forth on SCHEDULE 3.17(C), no amount that could be
                                    ----------------
received pursuant to the Benefit Plans or any executed and delivered agreements between the Company or any Subsidiary and any officer, director or employee thereof in effect as of the date hereof (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any Subsidiary who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance, change-in-control or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b) (1) of the Code). No disqualified individual is entitled to receive any additional payment from the Company, any Subsidiary, the Surviving Corporation, or any other person referred to in Q&A 10 under proposed Treasury Regulation Section 1.280G-1 (a "Parachute Gross-Up Payment") in the
                                         --------------------------
event that the 20 per cent parachute excise tax of Section 4999(a) of the Code is imposed on such person.

        (d)  Except as set forth in SCHEDULE 3.17(D), neither the Board of
                                    ----------------
Directors of the Company nor the Board of Directors of any Subsidiary has during the six months prior to the date hereof (or in the case of a Subsidiary, if later, the date of its acquisition by the Company) granted to any officer, director or employee of the Company or any Subsidiary any right to receive any Parachute Gross-Up Payment.

3.18 TITLE TO PROPERTIES; CONDITION OF ASSETS.

        (a)  SCHEDULE 3.18(A) sets forth a true, correct and complete list, as
             ----------------
of the date hereof, by location of all of the real property owned by
Company or any of its Subsidiaries (the "Owned Property"), including the name
                                         --------------
of the owner thereof. All Owned Property is located in the United States and, except as set forth on SCHEDULE 3.18(A), is owned by the Company or one of its
                       ----------------
wholly owned Subsidiaries free and clear of all Encumbrances except Permitted Encumbrances. There are no rights of first refusal or other options to purchase any parcel of Owned Property or any portion or interest therein.

        (b)  SCHEDULE 3.18(B) sets forth a true, correct and complete list, as
             ----------------
of the date hereof, by location of all of the real property leased by the Company or any Subsidiary subject to one or more leases (the "Leased Property"),
                                                              ---------------
including the names of the lessor and the lessee. The Company or such Subsidiary is the owner and holder of all the leasehold estates purported to be granted by such leases .

        (c) The Leased Property and the Owned Property constitute all real property used or occupied by the Company or any Subsidiary of the Company.

        (d)  Except as set forth in SCHEDULE 3.18(D), the Company and each
                                    ----------------
Subsidiary has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used in the conduct of its businesses or as have been disposed of in the ordinary course of business. All such assets and properties are free and clear of all Liens other than those set forth in SCHEDULE 3.18(D) and except for Liens that,
                              ----------------
individually or in the aggregate, do not interfere with the ability of the Company or any Subsidiary to conduct its business as currently conducted and do not materially adversely affect the value of, or the ability to sell such assets and properties.

        (e) The material personal properties and assets of the Company and its Subsidiaries are in reasonably good repair and operating condition, ordinary wear and tear excepted and are sufficient for the conduct of the business of the Company and Subsidiaries as presently conducted.

3.19 INTELLECTUAL PROPERTY.

        (a) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the business now operated by them, except where the failure to own or possess such licenses or rights, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. To the knowledge of the Company, the Intellectual Property Rights of the Company and the Subsidiaries do not conflict with or infringe upon any Intellectual Property Rights of others to the extent that, if sustained, such conflict or infringement, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Intellectual Property Right" means any trademark, service mark,
                 ---------------------------
trade name, mask work, copyright, patent, software license, other data base, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

        (b) All information technology (including, without limitation, software and firmware) presently expected to be used by the Company or by any Subsidiary after December 31, 1999 in the administration and the operations of the Company or such Subsidiary, as the case may be, including, without limitation, in all services and products provided by the Company or any such Subsidiary, whether to third parties or for internal use, or, to the knowledge of the Company after reasonable investigation, used in combination with any information technology of its customers or suppliers, and which is material to the conduct of the business of the Company in the ordinary course of business , accurately processes or will process date and time data (including, without limitation, calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century, including leap year calculations and neither performance nor functionality of such technology will be affected by dates prior to, during and after the year 2000. Neither the Company nor any Subsidiary has any material obligations under warranty agreements, service agreements or otherwise to remedy any information technology defect relating to the year 2000.

3.20 NON-COMPETE.

     Except as set forth on SCHEDULE 3.20, neither the Company nor any
                            -------------
Subsidiary is subject to any agreement, covenant or understanding that restricts the Company or any Subsidiary from entering or conducting any line of business in any location at any time.

3.21  VOTING REQUIREMENTS.

     The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger.

3.22  STATE TAKEOVER STATUTES.

     The Board of Directors of the Company has approved and declared advisable the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement, the provisions of Section 203 of the DGCL to the extent, if any, such Section is applicable to the Merger, this Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the transactions contemplated by this Agreement.

3.23  BROKERS.

     With the exception of fees payable to the Financial Advisor, a copy of whose engagement agreement has been provided to the Investor, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of, the Company or any Subsidiary who might be entitled to any fee or commission from the Company or any Subsidiary or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

3.24  OPINION OF FINANCIAL ADVISOR.

     The Special Committee and the Board of Directors of the Company has received the opinion of the Financial Advisor, addressed to the Special Committee and the Board of Directors of the Company, dated the date of this Agreement to the effect that, as of such date and based upon and subject to the matters set forth therein, the consideration to be received and retained by holders of Shares pursuant to the Merger is fair from a financial point of view to such holders, and a copy of such opinion, signed and addressed to the Company's Board, has been delivered to the Investor.

3.25  GOVERNMENT CONTRACTS.

        (a)  Except as set forth on SCHEDULE 3.25(A), neither the Company nor
                                    ----------------
any Subsidiary is a party to any contract (i) with any local Governmental Entity that may give rise to obligations or liabilities exceeding, prior to any renewal thereof, $500,000 individually, or that may generate revenues or income exceeding, prior to any renewal thereof, $500,000 individually, or (ii) with any agency or instrumentality of the United States Government or any state Governmental Entity.

        (b) Neither the Company nor any Subsidiary (since the date of its acquisition by the Company) has been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government or any other Governmental Entity and, to the knowledge of the Company, no suspension or debarment action has been threatened or commenced. To the knowledge of the Company, there is no valid basis for the Company's or any Subsidiary's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government or any other Governmental Entity.

3.26 INSURANCE.

     SCHEDULE 3.26 accurately sets forth as of the day preceding the date hereof
     -------------
all policies of insurance, other than title insurance policies, held by or on behalf of the Company and all outstanding claims thereunder in excess, individually or in the aggregate, of $100,000. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. In the reasonable judgment of the Company, such policies are in amounts which are adequate in relation to the business and properties of the Company, and all premiums to date have been paid in full.

                                  ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF INVESTOR AND NEWCO

     The Investor represents and warrants to the Company, with respect to itself and Newco and, when formed in accordance with the terms hereof, Newco represents and warrants to the Company, as follows:

4.1  ORGANIZATION.

     The Investor is, and Newco, from and after formation in accordance with
Section 1.1 (hereinafter, such formation shall be referred to as the
-----------
"Formation"), will be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now being conducted. The Investor is and, from and after Formation, Newco will be, duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not be reasonably expected to either prevent or materially delay the consummation of the Merger or impair its ability to perform its obligations hereunder. The Investor has made, and from and after Formation, Newco will make available to the Company complete and correct copies of their certificate of formation, operating agreement, certificate of incorporation and by-laws, as amended to the date hereof. From the date of its incorporation, Newco shall not engage in any activities other than in connection with or as contemplated by this Agreement and the Merger or in connection with or as contemplated by this Agreement and the Merger or in connection with arranging any financing required to consummate the transactions contemplated hereby.

4.2  AUTHORITY.

     The Investor has, and Newco, from and after Formation, will have the requisite power and authority to execute and deliver this Agreement and the Stockholder Agreement, and to consummate the transactions contemplated by this Agreement and the Stockholder Agreement. The execution, delivery and performance of this Agreement and the Stockholder Agreement, and the consummation of the transactions contemplated by this Agreement and the Stockholder Agreement, have been (or, will be, in case of Newco) duly authorized by all necessary action on the part of the Investor and Newco and no other proceedings on the part of the Investor and Newco are (or, will be, in the case of Newco) necessary to authorize this Agreement or the Stockholder Agreement or to consummate the transactions contemplated hereby or thereby. Each of this Agreement and the Stockholder Agreement has been (or, will be, in the case of Newco) duly executed and delivered by the Investor and Newco and constitutes (or, will constitute, in the case of Newco) a valid and binding obligation of the Investor and Newco enforceable against the Investor and Newco in accordance with its terms.

4.3  CONSENTS AND APPROVALS; NO VIOLATIONS.

     Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Exchange Act, applicable foreign and state securities or blue sky laws, the HSR Act, the DGCL and state takeover laws, neither the execution, delivery or performance of this Agreement or the Stockholder Agreement by the Investor and Newco, nor the consummation by the Investor and Newco of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or formation or by-laws or operating agreement, or comparable documents of the Investor and Newco, as the case may be, (ii) require any filing with, notice to, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not reasonably be expected to prevent or materially delay the consummation of the Merger), (iii) result in a violation or breach of, require any notice to any party pursuant to, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Investor or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Investor, any of its subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which could not, individually or in the aggregate, be reasonably expected to either prevent or materially delay the consummation of the Merger or impair its ability to perform its obligations hereunder.

4.4  INFORMATION SUPPLIED.

     None of the written information supplied or to be supplied by the Investor or Newco specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus, as supplemented if necessary, and any other documents to be filed by the Company with the SEC or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby will, on the date of its filing or, with respect to the Proxy Statement/Prospectus, as supplemented if necessary, on the date it is sent or given to stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.5  CAPITALIZATION OF NEWCO; OWNERSHIP OF COMPANY COMMON STOCK.

        (a) The authorized capital stock of Newco will consist solely of (i) 1,000 shares of Newco Common Stock, of which there will be outstanding 100 shares and (ii) 2,000,000 shares of Newco preferred stock, all of which will be outstanding immediately prior to the Effective Time and will then be duly authorized, validly issued and fully paid and nonassessable. Immediately prior to the Effective Time will be no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Newco is a party or by which it is bound obligating Newco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Newco or obligating Newco to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of Newco to repurchase, redeem or otherwise acquire any shares of capital stock of Newco.

        (b) As of the date hereof, neither Investor nor Newco nor their respective affiliates own, of record or beneficially, a number of Shares which, in the aggregate, exceed 1% of the outstanding Shares on the date hereof and, without the consent of the Company, which consent will not be unreasonably withheld, the Investor shall not acquire or dispose of any Shares until after the Effective Time except in connection with the transactions contemplated by this Agreement.

4.6  FINANCING.

     The Investor will have available $200 million to purchase preferred stock of Newco that that will be converted into shares of New Preferred Stock of the Surviving Corporation pursuant to Section 2.4(b) hereof.
                                  --------------

4.7  BROKERS.

     No broker, investment banker, financial advisor, finder or other person is entitled to any brokerage, investment banker's, financial advisor's, finder's or other fee or commission for which the Company will be liable in connection with the execution of this Agreement by the Investor and Newco or the performance by the Investor and Newco of their obligations hereunder, except as otherwise set forth in this Agreement.

                                   ARTICLE V

                                   COVENANTS

5.1  CONDUCT OF BUSINESS.

     From the date hereof to the Effective Time, the Company shall, and shall cause each Subsidiary to, carry on its business in the ordinary course consistent with past practice and use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees and others having significant business dealings with it. Without limiting the generality of the foregoing, from the date hereof to the Effective Time, the Company shall not and shall cause each Subsidiary not to (except as expressly permitted by this Agreement or with the Investor's consent, which consent will not be unreasonably withheld):

        (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than cash dividends and distributions by a wholly-owned Subsidiary to the Company or to a Subsidiary all of the capital stock of which is owned directly or indirectly by the Company), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any Shares or any capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including any issuance of securities in any mergers or acquisitions;

        (c) amend its Certificate of Incorporation or Bylaws or other comparable charter or organizational documents (other than as contemplated by this Agreement);

        (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any person or (ii) any assets except for the purchase of equipment or other assets in the ordinary course of business, including, without the Investor's consent, any such acquisition or agreement pursuant to any letter of intent or other arrangement pursuant to which the Company or any Subsidiary is a party, provided that the amount thereof does not exceed, individually or in the
-------- ----
aggregate, $2,000,000, other than as set forth on SCHEDULE 5.1(D);
                                                  ---------------

        (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except (i) immaterial assets, (ii) in the ordinary course of business (including for trade-ins) and (iii) where the amount of such sales does not exceed, individually or in the aggregate, $2,000,000;


        (f) except in the ordinary course of business consistent with past practice (i) incur any Indebtedness or guarantee any such Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances (other than advances to Subsidiaries or among Subsidiaries) or capital contributions to, or investments in, any other Person;

        (g) make or agree to make any capital expenditure or expenditures with respect to property, plant or equipment which, individually, is in excess of $250,000 or is in excess of $1,500,000 per month, except in the ordinary course of business consistent with past practice in order to satisfy actual or expected contractual commitments to customers;

        (h) make any material tax election or settle or compromise any material income tax liability;

        (i) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the SEC Documents or incurred thereafter in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify any confidentiality, standstill, non-solicitation or similar agreement to which the Company or any Subsidiary is a party;

        (j) modify, amend in any material respect or terminate any Material Contract to which the Company or any Subsidiary is a party, or waive, release or assign any material rights or claims (including any restrictions on transfer of Shares issued or to be issued pursuant to Company Acquisitions except transfers pursuant to the Stockholder Agreement), other than in the ordinary course of business consistent with past practice;

        (k)  except as set forth in SCHEDULE 5.1(K), or as required to comply
                                    ---------------
with applicable Law or with the Investor's consent, (i) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, other than, in the case of non-officer or non-key employees, in the ordinary course of business consistent with past practice, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or key employee except pursuant to existing written agreements, (iii) pay any material benefit not provided for under any Benefit Plan, (iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder), (v) accelerate the vesting of any Company Stock Option or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan; or

        (l) authorize any of, or commit or agree to take any of, the foregoing actions.

5.2  NO SOLICITATION.

        (a) The Company shall not and shall cause each Subsidiary and its Subsidiaries' officers and directors not to, and each of the foregoing shall not permit their respective agents, representatives, advisors or subsidiaries to (whether directly or indirectly) (i) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers ("Acquisition Proposals") from any Third Party (as defined below) relating to
  ---------------------
(A) any acquisition or purchase of 20% or more of the consolidated assets of the Company and its Subsidiaries or of over 20% of any class of equity securities of the Company or any of its Subsidiaries, (B) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Third Party beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, other than the transactions contemplated by this Agreement, or (D) any other transaction the consummation of which would, or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would, or could reasonably be expected to, materially dilute the benefits to the Investor of the transactions contemplated hereby (each of the foregoing items set forth in (A) through (D), an "Alternative Transaction"), or agree to or endorse any Alternative
    -----------------------
Transaction, or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party (other than the Investor) to do or seek any of the foregoing; provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) publicly disclosing in a press release, in a general manner, the Company's permitted activities hereunder, (ii) furnishing information pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to the Company in any material respect than the Confidentiality Agreement, and a copy of which shall be provided for informational purposes only to the Investor) concerning the Company and its businesses, properties or assets to a Third Party who has made a bona fide Acquisition Proposal, (iii) engaging in discussions or negotiations with such a Third Party who has made a bona fide Acquisition Proposal, (iv) following receipt of a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, (v) following receipt of a bona fide Acquisition Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section
1.6 and/or (vi) taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction but in each case referred to in the foregoing clauses (ii) through (vi) only to the extent that the Board of Directors of the Company shall have concluded in good faith after consultation with outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law; provided, further, that (A) the Board of
                                     --------  -------
Directors of the Company shall not take any of the foregoing actions until reasonable notice to the Investor of its intent to take such action shall have been given to Newco; and (B) if the Board of Directors of the Company receives an Acquisition Proposal, to the extent it may do so without breaching its fiduciary duties to stockholders as advised by counsel and as determined in good faith, then the Company shall promptly inform the Investor of the terms and conditions of such proposal and the identity of the person making it. Subject to the provisions of the previous sentence, the Company shall immediately cease and cause its Subsidiaries and its and their advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any Third Party (other than Newco) conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such Third Party (other than Newco) or in the possession of any agent or advisor of any such Third Party. As used in this Agreement, the term "Third Party" means any Person or "group," as
                                  -----------
described in Rule 13d-5(b) promulgated under the Exchange Act, other than Newco or any of its affiliates.

        (b) Neither the Board of Directors of the Company nor any committee thereof (including the Special Committee) shall (i) withdraw or modify, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger, (ii) approve or recommend, any Alternative Transaction,
(iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement or arrangement, including any exclusivity agreement (an "Acquisition Agreement"), other than as permitted
                               ---------------------
pursuant to Section 5.2(a)(ii), with respect to an Alternative Transaction or
(iv) fail to call or hold the Special Meeting, unless the Board of Directors determines in good faith after consultation with counsel and the Financial Advisor that one of the foregoing actions is required under applicable law in the exercise of the Board of Director's fiduciary duties to its stockholders, the Company has complied and is in compliance with Section 5.2(a) and the
                                                   --------------
Company has simultaneously with such action paid to the Investor the Termination Fee and reimbursed all the Investor's Expenses.

5.3  CERTAIN TAX MATTERS.

     From the date hereof until the Effective Time, (i) the Company and each Subsidiary will file all material tax returns and reports ("Post-Signing
                                                            ------------
Returns") required to be filed; (ii) the Company and each Subsidiary will timely pay all taxes shown as due and payable on the Company's Post-Signing Returns that are so filed; (iii) the Company and each Subsidiary will make provision for all taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; and (iv) the Company will promptly notify the Investor of any action, suit, proceeding, claim or audit pending against or with respect to the Company and each Subsidiary in respect of any tax where there is a reasonable possibility of a determination or decision which would reasonably be expected to have a significant adverse effect on the Company's or any Subsidiary's tax liabilities or tax attributes.

5.4  OTHER ACTIONS.

     The Company shall not, and shall cause each Subsidiary not to, take or omit to take any action, the taking or omission of which would reasonably be expected to result in (a) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or inaccurate in any material respect or
(b) any of the conditions set forth in Section 7.2 not being satisfied (subject
                                       -----------
to the Company's right to take actions specifically permitted by Section 5.1,
                                                                 -----------
Section 5.2 or Section 8.1).
-----------    -----------

5.5  ADVICE OF CHANGES; FILINGS.

     The Company shall confer with the Investor on a regular and frequent basis as reasonably requested by the Investor, report on operational matters and promptly advise the Investor orally and, if requested by the Investor, in writing of any material change with respect to the Company or any Subsidiary. The Company shall promptly provide to the Investor (or its counsel) copies of all filings made by the Company or any Subsidiary with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

5.6  FINANCIAL INFORMATION.

     The Company shall furnish to the Investor all documents filed with or submitted to the SEC by the Company simultaneously with such filing or submission. The Company shall also furnish to the Investor the following financial information (all to be prepared in accordance with GAAP consistently applied):

        (a) as soon as available but in any event within 30 days of each calendar month, the unaudited consolidated and consolidating balance sheets and income statements of the Company and its Subsidiaries, showing its financial condition as of the close of such month and the results of operations during such month and for then elapsed portion of the Company's fiscal year, in each case, setting forth, to the extent available, the comparative figures for the corresponding month in the prior fiscal year, the corresponding elapsed portion of the prior fiscal year and the budget amount for such month; and

        (b) as soon as practicable, but prior to March 31, 1999, an audit of the consolidated financial statements of the Company and its Subsidiaries as of December 31, 1998 and for the fiscal year then ended, together with the audit report of PricewaterhouseCoopers LLP.

5.7  FINANCING.

     The Investor will use commercially reasonable efforts to obtain on or prior to the Termination Right Expiration Date, on behalf of Newco, (a) a commitment letter from a reputable commercial bank providing for (i) senior bank financing to be used to pay a portion of the Cash Merger Price and the fees and expenses in connection with the Merger and the other transactions contemplated by this Agreement and (ii) a working capital facility which can be used by the Surviving Corporation for its working capital needs and to finance future acquisitions and/or (b) a highly confident letter from a reputable investment bank with respect to the private placement or public offering of subordinated debt securities, each containing terms and conditions reasonably satisfactory to the Investor and the Company, in an aggregate amount equal to $440 million and in such proportions as the Investor shall reasonably determine (the letters to be obtained pursuant to this Section
                                                                        -------
5.7, the "Financing Letters").
---       -----------------

5.8  MANAGEMENT AND EMPLOYEE STOCKHOLDERS.

        (a) The Company shall use its commercially reasonable efforts to cause each of the persons set forth on SCHEDULE 5.8 to execute and deliver as promptly
                                 ------------
as practicable after the date hereof a Stockholder Agreement in substantially the form set forth in EXHIBIT 5.8.
                      -----------

        (b) The Company shall comply with all applicable securities Laws in performing its obligations under this Section 5.8.
                                      -----------

5.9  UPDATE TO SCHEDULES

     From and after the date hereof until the 30th day after the date hereof, the Company shall be entitled to modify, amend or supplement the schedules referred to in Article III of this Agreement.
               -----------

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

6.1  PREPARATION OF PROXY STATEMENT/PROSPECTUS; SCHEDULE 13E-3.

        (a) The Company shall, as soon as practicable, prepare and file a preliminary Proxy Statement/Prospectus with the SEC, reasonably satisfactory to the Investor, and will use its commercially reasonable efforts to respond to any comments of the SEC and its staff and to cause the Proxy Statement/Prospectus to be declared effective and mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC or its staff. The Company will notify the Investor promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement/Prospectus or for additional information and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement/Prospectus or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement/Prospectus, or any amendment or supplement thereto, to which the Investor reasonably objects, unless required by law, rule, regulation or the SEC staff, in the opinion of outside counsel; provided, that
                                                                --------
the Investor shall identify its objections and fully cooperate with the Company to create a mutually satisfactory Proxy Statement/Prospectus. In connection with such preliminary Proxy

Statement/Prospectus, Proxy Statement/Prospectus and any amendment or supplement thereto, the Investor and, from and after formation, Newco shall promptly provide all information reasonably requested by the Company.

        (b) If, in the opinion of Company's counsel, after consultation with counsel to the Investor, the filing with the SEC of a Transaction Statement on
Schedule 13E-3 (the "Schedule 13E-3") in connection with the Merger is required
                     --------------
by Rule 13e-3 under the Exchange Act, the Company will file the Schedule 13E-3 at the time of filing of the Proxy Statement/Prospectus. If the Schedule 13E-3 is filed, at the time of any amendment to the Proxy Statement, the parties will cause to be filed with the SEC an appropriate amendment to the Schedule 13E-3.

6.2  ACCESS TO INFORMATION; CONFIDENTIALITY.

     The Company and its Subsidiaries shall afford to the Investor, and to the Investor's officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours from the date hereof to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to the Investor (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as the Investor may reasonably request. The Investor will hold, and will cause its officers, employees, accountants, counsel, financial advisers and other representatives and Affiliates to hold, any and all information received from the Company, directly or indirectly, in confidence, according to the terms of the confidentiality agreement dated as of November 11, 1998, between the Company and an affiliate of the Investor (the "Confidentiality Agreement").
                                       -------------------------

6.3  REASONABLE EFFORTS; NOTIFICATION.

        (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, (v) reasonably cooperating with all potential sources of financing to the Investor and Newco in connection with the Merger, and the other transactions contemplated by this Agreement, and the taking of all reasonable steps as may be necessary or advisable to consummate one or more financing transactions with such potential sources of financing, including participating in "road shows" with respect to the issuance of securities in one or more private placements or transactions registered under the Securities Act and (vi) if necessary to obtain recapitalization accounting treatment of the Merger and the transactions contemplated by that Agreement, restructuring the Merger and the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Stockholder Agreement or any of the other transactions contemplated by this Agreement or the Stockholder Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, the Stockholder Agreement or any other transaction contemplated by this Agreement or the Stockholder Agreement, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Stockholder Agreement and the other transactions contemplated by this Agreement or the Stockholder Agreement. Nothing in this Agreement shall be deemed to require the Investor to dispose of or hold separate any asset or collection of assets.

        (b) The Company shall give prompt notice to the Investor of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it or any Subsidiary to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it or any Subsidiary under this Agreement; provided, however, that no such notification shall
                      --------  -------
affect the representations, warranties, covenants or agreement of the parties or the conditions to the obligations of the parties under this Agreement.

        (c) The Investor shall give prompt notice to the Company of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or any material adverse development with respect to the financing contemplated by Section 5.7;
                                                                  -----------
provided, however, that no such notification shall affect the representations,
--------  -------
warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.4  FEES AND EXPENSES.

        (a) Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        (b) If a Payment Event (as hereinafter defined) shall occur (i) prior to the earlier to occur of the Termination Right Expiration Date and the time that the Investor notifies the

Company in writing that it waives its right to terminate this Agreement under
Section 8.1(j) and (ii) prior to the time that the Investor delivers to the
--------------
Company copies of the Financing Letters, then, within two business days following such Payment Event, the Company shall pay to the Investor a fee in an amount equal to one half of the Termination Fee and shall reimburse the Investor for up to $3 million of the Investor's Expenses not previously reimbursed.

        (c) If a Payment Event shall occur at any other time, then, within two business days following such Payment Event, the Company shall pay to the Investor a fee in an amount equal to the Termination Fee and shall reimburse the Investor for up to $3 million of the Investor's Expenses not previously reimbursed.

        (d) If an Expense Reimbursement Event shall occur at any time, then, within two business days following such Expense Reimbursement Event, the Company shall reimburse the Investor for up to $3 million of the Investor's Expenses not previously reimbursed; provided that if such Expense Reimbursement Event is
                       --------
pursuant to Section 8.1(b) or Section 8.1(c), then the Company shall reimburse
            --------------    --------------
the Investor for 50% of the Investor's Expenses.

        (e)  For purposes of this Agreement, "Termination Fee" shall mean $25
                                              ---------------
million.

        (f)  For purposes of this Agreement, "Investor's Expenses" shall mean
                                              -------------------
all out-of-pocket expenses (including reasonable attorneys fees) incurred by or on behalf of the Investor in connection with the Merger and the other transactions contemplated by this Agreement, including, without limitation, the Indebtedness incurred in connection with the Merger and the other transactions contemplated by this Agreement.

        (g)  For purposes of this Agreement, "Payment Event" shall mean any of
                                              ------- -----
the following shall have occurred:

        (i)  this Agreement shall have been terminated pursuant to Section
                                                                   -------
8.1(g) or Section 8.1(h); or
------    --------------

        (ii) this Agreement shall have been terminated pursuant to Section
                                                                   -------
8.1(d) or Section 8.1(e)(ii) (in a situation in which the breach of covenant
------    ------------------
fundamentally affects (A) the viability or the consummation of the Merger or (B) the benefits expected by the Investor at the Effective Time from the transactions contemplated hereby) and, prior to the earlier of nine months after such termination and December 31, 1999, the Company shall have entered into an agreement or arrangement providing for an Alternative Transaction for a higher value per Share to the stockholders of the Company.

        (h)  For purposes of this Agreement, "Expense Reimbursement Event"
                                              ---------------------------
shall mean that this Agreement is terminated pursuant to Section 8.1 (other than
                                                         -----------
pursuant to Section 8.1(a), Section 8.1(i), Section 8.1(j), Section 8.1(k),
            --------------  --------------  --------------  --------------
Section 8.1(l) or Section 8.1(m)).
--------------    --------------

        (i) Notwithstanding anything to the contrary set forth in this Agreement, if this Agreement shall have been terminated for any reason and at the time of termination, this Agreement could have been terminated pursuant to more than one subsection of Section 8.1, then the Investor shall be entitled to
                            -----------
choose which such subsection this Agreement shall have been terminated pursuant to.

        (j)  The Company acknowledges that the agreements contained in this
Section 6.4 are an integral part of the transactions contemplated by this
-----------
Agreement and that, without these agreements, the Investor would not enter into this Agreement. Accordingly, if the Company fails to pay the Termination Fee or the Investor's Expenses and, in order to obtain such payment, the Investor commences a suit which results in a judgment against the Company for the Termination Fee and/or the Investor's Expenses, the Company shall pay to the Investor all costs and expenses (including attorneys fees and expenses) incurred by or on behalf of the Investor in connection with such suit, together with interest on the amount of the Termination Fee and the Investor's Expenses that are the subject of such judgment at the prime rate of the Bankers Trust Company in effect on the date such payment was required to be made.

6.5  DIRECTOR AND OFFICER LIABILITY.

        (a) For a period of 6 years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's Restated Certificate of Incorporation and bylaws in effect on the date hereof; provided
                                                                      --------
that such indemnification shall be subject to any limitation imposed from time
----
to time under applicable Law. For a period of 6 years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof (or, if such insurance policy cannot be obtained, such insurance policy on terms with respect to coverage and amount as favorable as can be obtained, subject to the proviso at the conclusion of this sentence), provided that in satisfying its
                                                 -------- ----
obligation under this Section, the Company shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to the Investor.

        (b) In furtherance of and not in limitation of the preceding paragraph, the Investor agrees that the officers and directors of the Company that are defendants in all litigation commenced by stockholders of the Company with respect to (i) the performance of their duties as such officers and/or directors under federal or state law (including litigation under federal and state securities laws) and (ii) the Merger, including, without limitation, any and all such litigation commenced on or after the date of this Agreement (the "Subject
                                                                       -------
Litigation") shall be entitled to be represented, at the reasonable expenses of
----------
the Company, in any Subject Litigation by one counsel (and Delaware counsel if appropriate and one local counsel in each jurisdiction in which a case is pending) each of which counsel shall be selected by a plurality of such director defendants; provided that the Company shall not be liable for any settlement
            -------- ----
effected without its prior written consent (which consent shall not be unreasonably withheld) and that a condition to the indemnification payments provided in Section 6.5(a) shall be that such officer/director defendant not
            --------------
have settled any Subject Litigation without the consent of the Surviving Corporation (such consent not to be unreasonably withheld) and, prior to the Effective Time, the Company (which consent shall not be unreasonably withheld); and provided, further, that the Surviving Corporation shall not have any
    --------  -------
obligation hereunder to any officer/director defendant when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such officer/director defendant in the manner contemplated hereby is prohibited by applicable law.

6.6  NASDAQ LISTING.

     Neither the Company nor the Investor will take any affirmative action (other than the consummation of the Merger and the other transactions contemplated by this Agreement), for at least three years after the Effective Time of the Merger, to cause the Company's Common Stock to be de-listed from The NASDAQ National Market System ("NASDAQ") unless such action is approved by a
                                ------
majority of the directors of the Company who at the time of such decision and were directors of the Company immediately prior to the Effective Time; provided,
                                                                       --------
however, that the Company may cause or permit the Company's Common Stock to be de-listed if the Company's Common Stock ceases to be registered under Section 12 of the Exchange Act.

6.7  PUBLIC ANNOUNCEMENTS.

     The Investor and, from and after formation, Newco, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, except as may be required by applicable Law.

6.8  STOP TRANSFER.

     The Company shall not register the transfer of any certificate representing any Subject Shares (as defined in the Stockholder Agreement), unless such transfer is made to the Investor or Newco or otherwise in compliance with the Stockholder Agreement. The Company will inscribe upon any certificates representing Subject Shares submitted by a Stockholder (as defined in the Stockholder Agreement) for such purpose the following legend:

          "THE SHARES OF COMMON STOCK OF [TARGET] CORPORATION (THE "COMPANY")
                                                                    -------
          REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER __, 1998, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE THEREWITH. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY."

6.9  FURTHER ASSURANCES.

     After the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Newco, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Newco, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE VII

                                  CONDITIONS

7.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

     The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

        (a) The Company Stockholder Approval shall have been obtained as required by and in accordance with applicable law and the Certificate of Incorporation.

        (b) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity that prohibits or restricts the consummation of the Merger or makes such consummation illegal (each party agreeing to use commercially reasonable efforts to have any such prohibition lifted).

        (c) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (d) The Registration Statement on Form S-4 (or an alternative form prescribed by the SEC) shall have been declared effective and shall not be the subject of any stop order and no proceedings for such purpose shall be pending before or threatened by the SEC, unless the parties shall have mutually determined that registration under the Securities Act is not required with respect to the Merger.

        (e) All consents, approvals and licenses of any Governmental Entity required in connection with the execution, delivery and performance of this Agreement and for the Surviving Corporation to conduct the business of the Company in substantially the manner now conducted, shall have been obtained, unless the failure to obtain such consents, authorizations, orders or approvals would not have a Material Adverse Effect after giving effect to the transactions contemplated by this Agreement.

        (f) The conditions set forth in the Financing Letters shall have been satisfied or waived and the funding referred to therein shall be available to Newco on terms and conditions satisfactory to the Investor and the Company.

        (g) The Company and the Investor shall have executed and delivered a registration rights agreement in respect of the New Preferred Stock containing the relative rights, terms, limitations and preferences set forth in EXHIBIT
                                                                     -------
1.4(A), in form and substance reasonably satisfactory to the Investor and the
------
Company.

7.2  CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER.

     The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver, prior to the proposed Effective Time, of the following conditions: All of the representations and warranties of the Investor and Newco set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the date hereof and (except for those that are expressly made only as of another date) as of the Effective Time as though made on and as of such time, and the Investor and Newco shall have performed in all material respects all covenants and agreements required to be performed by then under this Agreement at or prior to the Effective Time and the Company shall have received a certificate signed by an executive officer of the Investor to the foregoing effect.

7.3  CONDITIONS TO THE INVESTOR'S AND NEWCO'S OBLIGATIONS TO EFFECT THE MERGER.

     The obligations of the Investor and Newco to effect the Merger shall be subject to the satisfaction or waiver by the Investor and Newco, prior to the proposed Effective Time, of the following conditions:

        (a) All of the representations and warranties of the Company set forth in this Agreement, shall be true and correct in all material respects (except for those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the date hereof and (except for those that are expressly made only as of another date) as of the Effective Time as though made on and as of such time, and the Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time and the Investor shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

        (b)  None of the following shall have occurred and then be continuing
(i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or the NASDAQ, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by federal or state authorities on the extension of credit by lending institutions, or a disruption of or material adverse change in either the syndication market for credit or subordinated debt facilities or the financial, banking or capital markets or (iii) in the case of any of the foregoing existing as of the date hereof, a material acceleration or worsening thereof.

        (c) All notices required to be given prior to the Effective Time with, and all consents, approvals, authorizations, waivers and amendments required to be obtained prior to the Effective Time from, any third party in connection with the consummation of the Merger and the transactions contemplated by this Agreement, have been made and/or obtained.

        (d) The Investor shall be satisfied, based on advice from PricewaterhouseCoopers LLP that the Merger will qualify for recapitalization accounting treatment in accordance with GAAP consistently applied.

        (e) The Investor shall have been provided with a certificate from an officer of the Company certifying that the conditions precedent to the Investor's obligations set forth in this Section shall have been satisfied.

        (f) The Investor shall have been provided with an opinion of Morgan, Lewis & Bockius, counsel to the Company, in substantially the form attached hereto as EXHIBIT 7.3(G).
          --------------
        (g) The holders of no more than 3% of the outstanding Shares shall have validly elected to demand the appraisal of their Shares pursuant to Section 262 of the DGCL.

                                 ARTICLE VIII

                           TERMINATION AND AMENDMENT

8.1  TERMINATION.

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company as follows:

        (a)  By mutual written consent of the Investor and the Company.

        (b) By either the Investor or the Company if the Effective Time shall not have occurred on or before the 180th day immediately following the date hereof (the "Outside Date"); provided that the right to terminate this Agreement
             ------------    -------- ----
under this Section 8.1(b) shall not be available to any party whose failure to
           --------------
fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date.

        (c) By either the Investor or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree or ruling or other action shall have become final and nonappealable.

        (d) By either the Investor or the Company if the Company Stockholder Approval is not obtained by reason of the failure to obtain the required vote upon a vote held at a duly called meeting of stockholders or at any adjournment thereof.

        (e) By the Investor, if (i) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct in any material respect, in each case either as of the date hereof or have since become untrue in any material respect or (ii) the Company shall have breached or failed to comply in any material respect with any of its obligations under this Agreement, and such failure to be true and correct, breach or failure shall continue unremedied for 15 days after the Company has received written notice from the Investor of the occurrence of such failure to be true and correct, breach or failure; provided, however, that in remedying any such failure to be
                   --------  -------
true and correct, breach or failure the Company shall not have spent any money, incurred any liabilities or undertaken any obligations that, individually or together with the breach or failure so remedied, would itself constitute a material breach of or failure to perform any representation, warranty or covenant of this Agreement.

        (f) By the Investor if there shall have occurred any material adverse change since the date of the audited financial statements included in the most recently publicly available SEC Documents.

        (g) By the Investor if the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to the Investor, its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger, or approved, recommended or endorsed any proposal for an Alternative Transaction or if the Company has failed to call the Company Stockholders Meeting or failed to hold the Special Meeting prior to the Outside Date or failed to include in the Proxy Statement/Prospectus the recommendation referred to above;

        (h) By the Company if prior to the Effective Time the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to the Investor, its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger in order to permit the Company to execute a definitive agreement providing for an Alternative Transaction; provided that,
                                                                 -------- ----
in any such case, (i) the Company has complied and is in compliance with Section
                                                                         -------
5.2, (ii) in the case of any Acquisition Proposal, prior to being entitled to
---
terminate this Agreement under this Section 8.1(h), the Company shall have
                                    --------------
provided to the Investor at least 7 days prior written notice (which notice shall set forth the terms and conditions of such Acquisition Proposal and identify the applicable Third Party), the Company shall have cooperated with the Investor during such 7 day period with the intent of enabling the Investor (if it so desires) and the Company to agree to a modification of the terms and conditions of this Agreement and (iii) the Company shall have paid to the Investor the Termination Fee and reimbursed all of the Investor's Expenses;

        (i) By the Company if (i) any of the representations and warranties of the Investor or Newco contained in this Agreement shall fail to be true and correct in any material respect, in each case either as of the date hereof or have since become, and at the time of termination remain, untrue in any material respect, or (ii) the Investor or Newco shall have breached or failed to comply in any material respect with any of its obligations under this Agreement (other than as a result of a breach by the Company of any of its obligations under this Agreement) and such failure to be true and correct, breach or failure shall continue unremedied for 15 days after the Investor or Newco has received written notice from the Company of the occurrence of such breach or failure.

        (j) By the Investor at any time prior to 11:59 p.m. Eastern Standard Time on the 45th day immediately following the date of this Agreement (the "Termination Right Expiration Date") if, at the time of termination, the
 ----------------------------------
Investor (based on input from its financial advisors, sources of financing, accountants, counsel, consultants and other representatives) is not satisfied with the results of its due diligence review of the Company based on factors that a reasonably prudent investor in the Investor's position would consider appropriate to evaluate whether to pursue the transactions contemplated hereby. Without limiting the foregoing, the Investor shall be entitled, in the exercise of this termination right, to consider the extent to which members of management of the Company and its Subsidiaries are likely to maintain a sufficient level investment in the equity of the Company, after giving effect to the transactions contemplated hereby, including the Stockholder Agreement and the proration set forth in Section 2.3.
                                         -----------

        (k) By the Investor at any time after the Termination Right Expiration Date if at the time of termination:

                (i) The Investor shall not be satisfied with the result of the Company's effort to obtain executed and delivered Stockholders Agreements from members of management of the Company and its Subsidiaries.

                (ii) The Investor shall not have obtained the Financing Letters; or

        (l) By the Company at any time after the Termination Right Expiration Date if, at the time of termination Newco shall not have obtained the Financing Letters.

        (m) By the Investor, within 10 days of receipt of the audited financial statements prepared pursuant to Section 5.6(b), if the Investor shall have
                                --------------
received such audited financial statements more than 35 days after the date hereof and shall not be reasonably satisfied that such financial statements are consistent with the information provided to the Investor with respect to the Company's and its Subsidiaries' financial performance and condition.

8.2  EFFECT OF TERMINATION.

     In the event of a termination of this Agreement by either the Company or the Investor as provided in Section 8.1, this Agreement shall forthwith become
                            -----------
void and there shall be no liability or obligation on the part of the Investor, Newco or the Company or their respective officers, directors or Affiliates, except that Section 6.2, Section 6.4, Section 8.1, this Section 8.2 and Article
            -----------  -----------  -----------       -----------     -------
IX shall survive any such termination and except that nothing herein shall
--
relieve any party for liability for any breach hereof.

                                  ARTICLE IX

                                 MISCELLANEOUS

9.1  AMENDMENT.

     To the extent permitted by applicable Law, this Agreement may be amended by action taken by or on behalf of the Investor and the Board of Directors of the Company at any time before or after obtaining Company Stockholder Approval; provided that any amendment made after obtaining Company Stockholder Approval,
-------- ----
shall not, without the approval of the stockholders of the Company, (a) alter or change the amount or kind of Merger Consideration, (b) alter or change any term of the Certificate of Incorporation, (c) alter or change any term of the terms and conditions of this Agreement if such alteration or change would adversely affect the rights of the Company's stockholders hereunder. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

9.2  EXTENSION; WAIVER.

     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) subject to Section 9.1, waive
                                                       -----------
compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

9.3  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     None of the representations, warranties or covenants (subject to the succeeding sentence) in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.3 shall not
                                                          -----------
limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

9.4  NOTICES.

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to the Investor or Newco, to

          Boss Investment LLC
          c/o Apollo Management, L.P.
          1301 Avenue of the Americas, 38th Floor
          New York, New York 10019
          Attention:  Mr. Andrew Africk
          Telecopy No.: (212) 261-4102

          with a copy to:

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza, 41st Floor
          New York, NY 10112
          Attention: John J. Suydam, Esq.
          Telecopy No.: (212) 408-2420

          and
          if to the Company, to

          Building One Services Corporation
          800 Connecticut Avenue, NW
          Suite 1111
          Washington, DC 20006
          Attention:  Jonathan J. Ledecky
          Telecopy:  (202) 261-6020

          and

          Morgan, Lewis & Bockius LLP
          1701 Market Street
          Philadelphia, PA 19103
          Attention:  N. Jeffrey Klauder
          Telecopy No.: (215) 963-5299

          and

          Dechert, Price & Rhoads
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA 19103
          Attention:  Henry N. Nassau
          Telecopy No.:  (215) 994-2222

9.5  INTERPRETATION.

     When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. Whenever the words "include", "includes" or "including" are used in this Agreement, they
       -------    --------      ---------
shall be deemed to be followed by the words "without limitation".  The phrase
                                             ------------------
"made available" in this Agreement shall mean that the information referred to
---------------
has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any
                                                         ----------
person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. As used in this Agreement, "Material Adverse Effect" means, when used in respect of the Company and its
------------------------
Subsidiaries, any effect or condition that, individually or in the aggregate with any other effect or condition, is materially adverse to the assets, properties, business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. As used in this Agreement, "material adverse change" means, when used in respect of the Company and its
------------------------
Subsidiaries, any change or event that, individually or in the aggregate with any other change or event, is materially adverse to the assets, properties, business, financial condition or results of operations of the Company and its Subsidiaries, but excluding (i) any change resulting from general economic conditions and (ii) a failure of the Company's earnings per Share for the fiscal quarter ending December 31, 1998 (without giving effect to any charges, accruals or extraordinary items arising from the execution and delivery of this Agreement or the transactions contemplated hereby) to equal or exceed 85% of the consensus estimate of the Company's earnings per share for such period as of the date immediately preceding the date hereof; provided, however, that the failure of
                                       --------  -------
any facts or circumstances that constitute a material adverse change shall not affect in any way the Investor's rights pursuant to Section 8.1(j). As used in
                                                    --------------
this Agreement, except where expressly indicated otherwise, the phrase "knowledge" with respect to the Company, means to the actual knowledge, after
----------
due inquiry (i.e., the amount of inquiry that would be undertaken by a
             ----
reasonably prudent business person given like facts and circumstances) of (x) prior to the Termination Right Expiration Date, any of the following officers of the Company or any of their successors: Jonahan J. Ledecky, Timothy C. Clayton, David Ledecky, F. Traynor Beck and William P. Love, Jr. and (y) after the Termination Right Expiration Date the Company, its Subsidiaries, each of the Company's directors and officers and the President of each Subsidiary. As used in this Agreement, the term "person" shall be interpreted broadly and shall include any person, individual, corporation, limited partnership, limited liability company, trust, association or other entity or business organization of any kind or division thereof.

9.6  ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.

     This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except for the provisions of Section 6.5.
                             -----------

9.7  GOVERNING LAW.

     This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

9.8  COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.9  ASSIGNMENT.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

9.10  ENFORCEMENT.

     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and
(iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              BOSS INVESTMENT LLC

                              By: /s/ Andrew Africk
                                  -----------------
                                  Name:  Andrew Africk
                                  Title: Manager

                              BUILDING ONE SERVICES CORPORATION

                              By: /s/ Jonathan J. Ledecky
                                  -----------------------
                                  Name:  Jonathan J. Ledecky
                                  Title: Chief Executive Officer

                          AGREEMENT AND PLAN OF MERGER
                         dated as of December 23, 1998


                                  SCHEDULE 5.8

                        Management/Employee Stockholders
                        --------------------------------


STOCKHOLDERS


Ledecky, Jonathan J.
Walker, Charlie F.
Lewis, James F. and Mary E., Joint Tenants with Right of Survivorship
Green, Alan J.
Boyette, W. E.
Robinson, Dennis R.
BLEP, Inc (Linford, Jim)
Musser, W. Thomas
Mills, Jerry R.
White, Donald G.
Ivey, Joseph M.
McIntosh, William F.
Faucette, Brickford
Stephenson, Roland G.
Spann, Andrew R. and Karen S., Joint Tenants
Love, William P., Jr.
Love, Diane
Eidel, Helmuth
Eidel, Paula
Jones, Larry, O.
Terrell, Larry
Taylor, Jerald M., as Trustee or Successor of the Jerald Taylor Family Trust U/A dated 9/13/89
MacDonald, Chad
Tess, Thomas H.
Hartman, Garfield W.
Chambers, Roxanne
Gubin, Stephen J.
Hanson, Bradford L.
Sullivan, Mike

                                SCHEDULE 5.1(D)

                                                                    CONFIDENTIAL
PENDING DEALS SUMMARY

SIGNED/PENDING LOI'S
--------------------



                                                                                                 ADJ-   PURCHASE
                                                        COMPANY                      REVENUES    EBIT     PRICE
Electrical        COMPANY              Location          TYPE         DEAL TYPE        ($MM)    ($MM)     ($MM)

signed      Advent Electric       Knoxville, TN        Platform    50/50 Debenture         20    1.35        6.8
pending     Hunt Electric         Salt Lake City, UT   Satellite   50/50 Stock             10    1.28        6.1
signed      Potter Electric       Las Vegas, NV        Platform    50/50 Debenture         14     1.4        4.8
signed      Schommer Brothers     Fond du Lac, WI       Tuck-in    All Cash Asset           1    0.13       0.44
                                                                                      -------            -------
                                                                        Total              46              18.14


MECHANICAL
-------------------------------------------------------------------------------------------------------------------

signed      American Air Company  Bakersfield, CA      Platform    50/50 Stock             22    1.64        6.5
signed      Beltline Mechanical   Dallas, TX            Tuck-in    All Cash Asset           1   0.175        0.4
signed      DFW Mechanical        Dallas, TX           Platform    50/50 Stock              6    1.21          6
signed      Sanders Brothers      Gaffrey, SC          Platform    50/50 Stock             84     4.7       25.2
                                                                                      -------            -------
                                                                                       113..3               38.1
            Lee Mechanical        St. Louis                                              16.0


                                                                                      REVENUES
                                                                                       ($MM)
                                                                                      -----------------------------
                                                                     GRAND TOTAL        159

                                   PURCHASE
                                     PRICE    MULTIPLE    CASH     STOCK      SHARES     12 MONTHS
Electrical        COMPANY            ($MM)     OF EBIT   ($MM)     ($MM)      ISSUED     ACCRETION

signed      Advent Electric             6.8       4.00    3.40        3.40     168,070  0.008605778
pending     Hunt Electric               6.1       4.77    3.05        3.40     152,500  0.007563627
signed      Potter Electric             4.8       3.43     2.4        2.40     120,000  0.011426197
signed      Schommer Brothers          0.44       3.44    0.44        0.44           0  0.001139556
                                    -------              ------------------------------------------
                                      18.14               9.29        9.64     440,570  0.028735157

MECHANICAL
---------------------------------------------------------------------------------------------------

signed      American Air Company        6.5       3.96    3.25        3.25     197,851  0.011017099
signed      Beltline Mechanical         0.4       2.29     0.4        0.00           0  0.001817778
signed      DFW Mechanical                6       3.93       3        3.00     182,728  0.006133148
signed      Sanders Brothers           25.2       4.72    12.6       12.60     771,959  0.019278652
                                    -------             -------------------------------------------
                                       38.1              19.25       18.85     771,959  0.038246676


                                    PURCHASE
                                     PRICE                CASH     STOCK       SHARES     12 MONTHS
                                     ($MM)               ($MM)     ($MM)       ($MM)      ACCRETION
                                    ---------------------------------------------------------------
                     GRAND TOTAL       56                  29        28      1,212,529      0.06698

                         AGREEMENT AND PLAN OF MERGER

                        dated as of December 23, 1998



                                SCHEDULE 5.1(K)

                        CERTAIN MATTERS WITH RESPECT TO
                               Option and Bonuses
                               ------------------



(ii) The company may pay bonuses to certain corporate level employees in an aggregate amount not to exceed the amount that the Company has accrued for such purposes ($1,500,000.00); also, the Subsidiaries may pay bonuses (which have been properly accrued) to their employees pursuant to existing bonus arrangements and in the ordinary course of business; the Company shall, on the Effective Date, grant Jonathan J. Ledecky options to purchase 750,000 shares of common stock of the Company and shall grant to each of David Ledecky, Timothy C. Clayton and F. Traynor Beck options to purchase 250,000 shares of common stock of the Company, in each case with an exercise price equal to $25.00 per share.

(iv) 500,000 Company Stock Options held by each of David Ledecky, Timothy C. Clayton and F. Taylor Beck with an exercise price of $20.00 per share (1,500,000 options total) shall be accelerated and cashed out at the Effective Time at a price of $25.00 per share, less the exercise price thereof; PROVIDED, HOWEVER, that in lieu of accelerating all such options
              --------  -------
     and in lieu of the grant discussed in (ii) above, the Company may, at the Effective Time, (i) accelerate and cash out 250,000 Company Stock Options held by such individuals in accordance with the foregoing terms; (ii) pay each of such individuals $1,250,000.00 in cash in return for such individuals waiving their rights to have all such options accelerate and
     (iii) amend each of such individuals options to purchase 250,000 shares of common stock of the Company to provide for an exercise price of $25.00 per share; Company Stock Options granted to their employees of the Company and its Subsidiaries may be accelerated and cashed out at the Effective Time at a price of $25.00 per share, less the exercise price thereof so that 50% of each such other employee's options will be vested, including options that have vested before such acceleration (it being understood that the options shall be accelerated temporarily in accordance with the vesting schedule).